                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of September 24, 1998, by and between OTR, an Ohio general partnership acting on behalf of the State Teachers Retirement System ("Landlord"), and FINANCIAL INSIGHT SYSTEMS, INC., a Maryland corporation ("Tenant").

                                    RECITALS

      A. 11200 RP Associates, LLP., Landlord's predecessor-in-interest, and Tenant have previously entered into an Office Building Lease dated July 1, 1998 (the "Lease"), with respect to premises containing approximately 10,414 rentable square feet (the "Original Premises") located in a building having a street address of 11200 Rockville Pike, Rockville, Maryland 20852 (the "Building").

      B. Pursuant to the terms of Section 4.11 of the Lease, Tenant had the conditional right to lease approximately 3,780 rentable square feet of area located on the third (3rd) floor of the Building, which area is more particularly depicted on Exhibit A which is attached to and made a part hereof (the "Expansion Premises").

      C. Tenant has exercised its right to lease the Expansion Premises.

      NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:

      1. Lease of Expansion premises. Subject to the terms of this Amendment, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to make any alterations or improvements to the Expansion Premises in Connection with Tenant's initial occupancy of the Expansion Premises.

      2. Term. The term of the Lease with respect to the Expansion Premises shall commence on the date that Landlord tenders possession of the Expansion Premises to Tenant (the "Expansion Premises Commencement Date") and shall be coterminous with the term of the Lease with respect to the Original Premises. As of the date of this Amendment, it is anticipated that the existing occupant of the Expansion Premises will vacate the Expansion Premises on or about January 1, 1999. Tenant acknowledges that the Expansion Premises (or a portion thereof) is occupied by an existing tenant (the "Existing Tenant"). In the event the Existing Tenant has not vacated the Expansion Premises by February 1, 1999, then, upon reasonable prior written notice from Tenant to Landlord, Landlord shall use commercially reasonable efforts to cause the Existing Tenant to vacate the Expansion Premises.

      3. Construction. Tenant shall perform or cause the performance of alterations in and to the Expansion Premises ("Tenant's Expansion Alteration") to prepare the same for Tenant's initial occupancy thereof. Such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of the Lease, except that Tenant shall not be obligated to pay the "Expansion Premises Base Rent" (as defined below) until such amount is due and payable in accordance with the provisions of
Section 5 below. Landlord has previously delivered to Tenant's architect as-built drawings for the Expansion Premises. Tenant shall submit to Landlord, for Landlord's written approval, an initial space plan and complete and detailed architectural, mechanical, electrical and plumbing working drawings, which plans and drawings shall be prepared by Tenant, at Tenant's own cost and expense, subject to the provisions of Section 4 hereof, in a timely manner so as to enable Tenant to obtain a building permit for Tenant s Expansion Alteration. Landlord shall respond to Tenant's request for approval of Tenant's plans and drawings with respect to Tenant's Expansion Alteration within seven (7) business days after Landlord's receipt of same, which approval shall not be unreasonably withheld or conditioned. The plans and drawings, as approved in writing by Landlord, are hereinafter collectively referred to as the "Final Expansion Plans" and shall be deemed an authorization by Landlord for Tenant to proceed with Tenant's Expansion Alteration, which shall be performed by licensed, bondable contractors approved by Landlord (such approval not to be unreasonably conditioned, withheld or delayed) and otherwise in accordance with the provisions of the Lease. Landlord's approval of Tenant's Final Expansion Plans shall not be deemed to create any liability on the part of Landlord with respect to the design or specifications set forth therein or be deemed an acknowledgment by Landlord that Tenant's architectural drawings are in compliance with all applicable laws, rules and regulations relating thereto.

      4. Construction Allowance.

            (a) Landlord shall provide Tenant with a construction allowance in an amount equal to the product of (such product shall hereinafter be referred to as the "Landlord's Expansion Contribution") (i) Fifty-Six Thousand Seven Hundred and No/l00 Dollars ($56,700.00), multiplied times (ii) a fraction, the numerator of which shall be the number of months which will remain in the initial term of the Lease as of the "Expansion Premises Rent Commencement Date" (as hereinafter defined), and the denominator of which shall be eighty-four (84). Notwithstanding anything herein to the contrary, subject to the provisions of
Section 4(c) below, after the Landlord's Expansion Contribution has been fully exhausted, Tenant shall pay all costs of performing the Tenant's Expansion Alteration that are in excess of the Landlord Expansion Contribution.

            (b) To the extent that any portion of the Landlord's Expansion Contribution is being utilized by Tenant in accordance with the terms of this Amendment, Landlord shall disburse the applicable portion of the Landlord's Expansion Contribution to Tenant within thirty (30) days after Landlord has received (i) releases of lien from all contractors and materialmen who have supplied labor or material for such items (collectively the "Lien Waivers"), and
(ii) paid invoices indicating that Tenant has actually paid to materialmen and contractors who have supplied materials or labor for such items an amount which is at least equal to or in excess of the amount for which Tenant is seeking reimbursement. Despite the foregoing, in the event that

Tenant requests that Landlord pay any portion of the Landlord's Expansion Contribution to the contractors or materialmen who performed such work or provided such materials, then, provided such work or material has been installed in the Original Premises or the Expansion Premises and Tenant has delivered to Landlord the Lien Waivers from the contractors or materialmen who have performed such work or supplied such materials, Landlord shall pay the applicable portion of the Landlord's Expansion Contribution to the contractors or materialmen, as applicable.

            (c) Tenant shall not be required to pay a construction administration or supervisory fee to Landlord in connection with Tenant's Expansion Alteration.

            (d) Notwithstanding anything in the Lease or in this Amendment to the contrary, Tenant shall have the right to: (i) apply all or any portion of the Landlord's Expansion Contribution towards making improvements to the Expansion Premises, including special installations, finishes, telephone and computer wiring, architectural fees and design fees, mechanical, electrical, plumbing and structural engineering fees, reproduction costs, costs of permits and inspections, and/or towards the items listed in the second sentence of
Section 2.0 1(A) of the Lease (i.e., the Landlord's Expansion Contribution may be applied towards the cost of building out the Original Premises and/or towards the cost of building out the Expansion Premises); and (ii) apply all or any portion of the "Tenant Improvement Allowance" [as defined in Section 2.01(A) of the Lease] towards the cost of Tenant's Expansion Alteration.

      5. Base Rent. In addition to the Base Rent payable by Tenant with respect to the Original Premises, Tenant shall pay to Landlord, as Additional Rent, Base Rent with respect to the Expansion Premises (the "Expansion Premises Base Rent") as follows:

                        Expansion Premises      Expansion Premises    Base Rent
    Period               Annual Base Rent        Monthly Base Rent    Per Sq. Ft.
    ------               ----------------        -----------------    -----------
Expansion Premises
Rent Commencement
Date - "Rent Year" (as
defined in the Lease) 1          --                $ 8,190.00          $26.00
Rent Year 2                $101,228.40              $8,435.70          $26.78
Rent Year 3                $104,252.40              $8,687.70          $27.58
Rent Year 4                $107,389.80              $8,949.15          $28.41
Rent Year 5                $110,602.80              $9,216.90          $29.26
Rent Year 6                $113,929.20              $9,494.10          $30.14
Rent Year 7                $117,369.00              $9,780.75          $31.05

The first monthly installment of Expansion Premises Base Rent shall be due and payable upon execution of this Amendment. The second installment shall be due and payable on the first (1st) day of the first (1st) calendar month that occurs after the Expansion Premises Rent Commencement Date and each subsequent monthly installment shall be due and payable on the first day of each calendar month of the term thereafter. Except as otherwise provided herein, all installments of Expansion Premises Base Rent shall be payable in accordance with the terms of the Lease governing the payment of Base Rent. In the event the Expansion Premises Rent Commencement Date is not the first day of a month, or the expiration date is not the last day of a month, the amounts payable by Tenant under this Section 5 shall be appropriately prorated for the month in which the Expansion Premises Rent Commencement Date occurs, or for the month in which the Lease expires, as applicable. As used herein, "Expansion Premises Rent Commencement Date" shall mean the date that is sixty
(60) days after the date that Landlord tenders possession of the Expansion Premises; provided, however, if Landlord does not provide Tenant with at least fifteen (15) days prior notice of the date Landlord shall tender the Expansion Premises to Tenant, such sixty (60) day period shall be extended on a day-for-day basis [not to exceed fifteen (15) days in the aggregate] for each day that Landlord fails to provide such fifteen (15) day prior notice. Upon Landlord's request, Tenant shall execute a certificate or other written document which establishes the Expansion Premises Rent Commencement Date.

      6. Operating Payment. From and after the Expansion Premises Rent Commencement Date and continuing throughout the balance of the Term, Tenant's "Pro-Rata Share" (as defined in the Lease) shall be increased to 7.79%.

      7. Expansion Premises. From and after the date of this Amendment, Section
4.11 of the Lease shall be deleted in its entirety and be of no further force or effect.

      8. Premises.

            (a) From and after the Expansion Premises Commencement Date, Section 1.01(K) of the Lease shall be deleted in its entirety and shall be replaced with:

                  (K) "Premises" shall mean (i) that space shown hatched on the floor plan annexed hereto as Exhibit A, known as Suite 220, located on the third (3rd) floor of the Office Building, containing approximately 10,414 rentable square feet, and (ii) that space shown hatched on Exhibit A hereto, known as Suite 330, located on the third (3rd) floor of the Office Building, containing approximately 3,780 rentable square feet.

            (b) From and after the Expansion Premises Commencement Date, Exhibit A is hereby deleted from the Lease and is hereby replaced with Exhibit A which is attached to and made a part of this Amendment.

            (c) From and after the Expansion Premises Commencement Date, except where the context plainly requires otherwise, the term "Premises" shall mean the Original Premises and the Expansion Premises, and all references in the Lease to the term "Premises" shall mean the Original Premises and the Expansion Premises.

      10. Parking.

            (a) Parking Rights. In addition to Tenant's parking allotment as provided for in the Original Lease and the First Amendment, Landlord shall require that any garage operator shall offer to Tenant ten (10) monthly parking contracts to park an automobile (collectively, the "Expansion Premises Parking Rights") in the parking garage under the Building (the "Parking Facilities"). The Expansion Premises Parking Rights shall (i) be unassigned, and (ii) be on a self-park or attendant parking basis (or a combination thereof), as determined by the garage operator.

            (b) Parking Fees. The monthly parking rate for the Expansion Premises Parking Rights shall be the same rate that is charged to Tenant for "Parking Rights" (as defined in the Lease) under the Lease. Except as otherwise provided in the Lease or in this Amendment, contracts for the Expansion Premises Parking Rights shall be with the garage operator and shall contain the same terms as are usually contained in contracts with other similar office customers of the garage operator.

      11. Brokers. Landlord and Tenant each represents and warrants to the other that, except for the Meridian Management and The Fred Ezra Company ("Ezra"), it has not employed any broker in connection with this Amendment. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty. Landlord shall pay Ezra a commission, which commission shall be payable in accordance with a separate written agreement between Landlord and Ezra.

      12. Governing Document. Except as otherwise amended by this Amendment, the Lease shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

      13. Incorporation of Recitals. The Recitals set forth herein are incorporated in and made a part of this Amendment.

      14. Counterparts. This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ATTEST/WITNESS:                   LANDLORD:
                                  OTR, an Ohio general partnership acting
                                  on behalf of the State Teachers Retirement
                                  System


                                  By: /s/ Matthew I. Vulanich
                                      ------------------------------------------
                                  Name: Matthew I. Vulanich
                                  Title: Director, Eastern Region - Real Estate

ATTEST/WITNESS:                   TENANT
                                  FINANCIAL INSIGHT SYSTEMS, INC.,
                                  a Maryland corporation

                                  By: [ILLEGIBLE]
                                      ------------------------------------------
                                  Name: [ILLEGIBLE]
                                  Title: [ILLEGIBLE]
                                  Date: 10/5/98

                                    EXHIBIT A
                                   [Recital B]

            Sketch Depicting Original Premises and Expansion Premises

                                                                     [EXECUTION]
                                                                        1000/213

--------------------------------------------------------------------------------

                              OFFICE BUILDING LEASE

                                     Between

                       11200 RP ASSOCIATES L.P., Landlord

                                       And

                     FINANCIAL INSIGHT SYSTEMS, INC., Tenant

                                    Premises:

                                    Suite 310
                              11200 Rockville Pike
                            Rockville, Maryland 20852

--------------------------------------------------------------------------------

COPYRIGHTED MATERIAL; ALL RIGHTS RESERVED.
1991, CITICORP REAL ESTATE, INC.

                                TABLE OF CONTENTS

                                                                           Page

Index of Defined Terms .....................................................iii

                                    ARTICLE 1
                    Definitions, Demise, Premises, Term, Rent

Section 1.01  Definitions....................................................1
Section 1.02  Demise Date....................................................2
Section 1.03  Commencement Date..............................................2
Section 1.04  Base Rent......................................................3
Section 1.05  Additional Rent................................................3
Section 1.06  Intentionally Deleted..........................................3
Section 1.07  Temporary Space................................................3
Section 1.08  Intentionally Deleted..........................................3

                                 ARTICLE 2
                         Alterations and Additions

Section 2.01  Landlord's Work................................................4
Section 2.02  Intentionally Deleted..........................................6
Section 2.03  Alterations....................................................6

                                 ARTICLE 3
                            Operating Expenses

Section 3.01  Base Year Stop.................................................6
Section 3.02  Estimates and Payments.........................................7
Section 3.03  Operating Expenses Defined.....................................7
Section 3.04  Pro Rata Share.................................................8

                                 ARTICLE 4
                       Tenant's Covenants and Rights

Section 4.01  Parking........................................................9
Section 4.02  Assignment and Subletting......................................9
Section 4.03  Care of Premises...............................................14
Section 4.04  Compliance with Law............................................14
Section 4.05  Tenant's Insurance.............................................15
Section 4.06  Tenant's Indemnification.......................................16
Section 4.07  Utilities......................................................16
Section 4.08  Security Deposit...............................................17
Section 4.09  Signs..........................................................18
Section 4.10  Tenant's Option to Extend......................................18
Section 4.11  Expansion Premises.............................................19
Section 4.12  Satellite Antenna..............................................21

                                 ARTICLE 5
                      Landlord's Covenants and Rights

Section 5.01  Quiet Enjoyment and Subordination..............................22
Section 5.02  Landlord's Services............................................23
Section 5.03  Alterations and Entry by Landlord..............................25
Section 5.04  Landlord's Right to Cure.......................................25
Section 5.05  Abatement Condition............................................25
Section 5.06  Landlord's Insurance...........................................26
Section 5.07  Landlord's Indemnification.....................................26

                                 ARTICLE 6
                         Eminent Domain, Casualty

Section 6.01  Eminent Domain.................................................27
Section 6.02  Damage by Fire or Other Casualty...............................27
Section 6.03  Subrogation....................................................28

                                 ARTICLE 7
                        Events of Default, Remedies

Section 7.01  Events of Default..............................................28
Section 7.02  Remedies upon Default..........................................29
Section 7.03  Cure by CMSFS..................................................31

                                 ARTICLE 8
                         Miscellaneous Provisions

Section 8.01  [Intentionally Deleted]........................................32
Section 8.02  Late Charges...................................................32
Section 8.03  Holding Over...................................................32
Section 8.04  Notices........................................................32
Section 8.05  Authority of Tenant............................................32
Section 8.06  Financial Statements...........................................33
Section 8.07  Brokerage......................................................33
Section 8.08  Definition of Landlord.........................................33
Section 8.09  Entire Agreement...............................................33
Section 8.10  Force Majeure..................................................34
Section 8.11  No Setoff......................................................34
Section 8.12  Interpretation.................................................34
Section 8.13  Enlarging the Office Building..................................34
Section 8.14  Limitation of Landlord Liability...............................35
Section 8.15  Short Form Lease...............................................35
Section 8.16  [Intentionally Deleted]........................................35
Section 8.17  Estoppel.......................................................35
Section 8.18  No Waiver......................................................35
Section 8.19  No Merger......................................................35
Section 8.20  Attorneys' Fees................................................35
Section 8.21  JURY TRIAL AND COUNTERCLAIM WAIVER.............................36
Section 8.22  Monument Sign..................................................36
Section 8.23  Joinder........................................................36

                                    EXHIBITS

             Exhibit A:     Floor Plan
             Exhibit B:     [Intentionally Deleted]
             Exhibit C:     Tenant Acceptance Letter
             Exhibit D:     Rules and Regulations
             Exhibit E-1:   Temporary Space
             Exhibit E-2:   Intentionally Deleted
             Exhibit F:     Form of Letter of Credit
             Exhibit G:     Expansion Space
             Exhibit H:     Cleaning Specifications
             Exhibit I:     Form of Subordination, Non-Disturbance and
                            Attornment Agreement

                             INDEX OF DEFINED TERMS
TERM                                                                    SECTION
----                                                                    -------

Abatement Condition ....................................................5.05(A)

Abatement Space ........................................................5.05(A)

Acceptance Letter ......................................................1.03(A)

ADA ....................................................................4.04(A)

Additional Rent ...........................................................1.05

Aggregate Gross Rent ................................................7.02(C)(1)

Alterations ...............................................................2.03

Base Expenses .............................................................3.01

Base Operating Year .......................................................3.01

Base Rent ..............................................................1.01(B)

Broker .................................................................1.01(C)

Building ...............................................................1.01(D)

Code ......................................................................7.01

Commencement Date ......................................................1.01(E)

Completion Date ........................................................2.02(B)

Date of Such Taking ...................................................6.0 1(A)

Easement ...............................................................5.01(B)

Elimination Date .......................................................4.02(D)

Elimination Space ......................................................4.02(D)

Event of Default ..........................................................7.01

Excess .................................................................4.02(C)

Expansion Space ...........................................................4.11

Expiration Date ........................................................1.01(F)

Extension Term .........................................................4.10(A)

Final Plans ............................................................2.02(B)

Guarantor .................................................................7.01

Hazardous Materials ....................................................4.04(A)

HVAC Abatement Condition ...............................................5.05(B)

Indemnities ............................................................4.06(A)

Independent Broker .....................................................4.10(B)

Installation Area .........................................................4.12

Landlord .........................................................Preface, 8.08

Landlord's Contribution ................................................2.02(C)

Landlord's Letter ......................................................4.10(B)

Landlord's Maximum Architectural Contribution ..........................2.02(C)

Landlord's Maximum Contribution ........................................2.02(C)

Landlord's Maximum Non-Architectural Contribution ......................2.02(C)

Landlord's Notice .........................................................4.11

Landlord's Notice Address ..............................................1.01(G)

Landlord's Work ...........................................................2.01

Lease ..................................................................Preface

Letter of Credit ..........................................................4.08

Mortgage ...............................................................5.01(B)

Notice ....................................................................8.04

Office Building ........................................................1.01(H)

Operating Expenses ........................................................3.03

Operating Payment .........................................................3.01

Operating Statement .......................................................3.02

Parking Spaces .........................................................1.01(1)

Permitted Uses .........................................................1.01(J)

Premises ...............................................................1.01(K)

Progress Schedule ......................................................2.02(C)

Prior Lease ...............................................................1.06

Pro Rata Share ............................................................3.04

Property ...............................................................1.01(L)

Reletting Costs .....................................................7.02(C)(l)

Rent Commencement Date ...............................................1.01 (LL)

Rent Payment Address ...................................................1.01(M)

Rules and Regulations ..................................................4.04(A)

Satellite Antenna .........................................................4.12

Security Deposit .................................................1.01(N); 4.08

Superior Lease .........................................................5.01(B)

Taxes ..................................................................3.03(A)

Temporary Space ...........................................................1.07

Temporary Space A .........................................................1.07

Temporary Space B .........................................................1.07

Tenant .................................................................Preface

Tenant's Architectural Expenses ........................................2.02(C)

Tenant's Initial Alteration ............................................2.02(B)

Tenant's Letter ........................................................4.10(B)

Tenant's Notice Address ................................................1.01(0)

Term ...................................................................1.01(P)

Threshold ..............................................................2.02 (E)

                              OFFICE BUILDING LEASE

                              11200 Rockville Pike

                            Rockville, Maryland 20852

      THIS OFFICE BUILDING LEASE (this "Lease") is made as of the 1st day of July, 1998, by and between 11200 RP ASSOCIATES L.P. ("Landlord"), a Maryland limited partnership, having an office c/o The Meridian Group, 11200 Rockville Pike, Suite 205, Rockville, Maryland 20852 and FINANCIAL INSIGHT SYSTEMS, INC. ("Tenant"), a Maryland corporation, having a principal place of business at 11200 Rockville Pike, Suite 310, Rockville, Maryland 20852.

                              W I T N E S S E T H:

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1

                    Definitions, Demise, Premises, Term, Rent

Section 1.01 Definitions. The following terms shall have the meanings hereinafter set forth throughout this Lease.

(A)   [Intentionally Deleted].

(B) "Base Rent" shall mean the base rent payable by Tenant during the Term, as follows:

                                                                    Base Rent
 Rent Year            Annual Base Rent        Monthly Base Rent    Per SQ. Ft.
 ---------            ----------------        -----------------    -----------
     1                  $270,764.00              $22,563.67          $26.00
     2                  $278,886.92              $23,240.58          $26.78
     3                  $287,253.52              $23,937.80          $27.58
     4                  $295,871.12              $24,655.93          $28.41
     5                  $304,747.25              $25,395.61          $29.26
     6                  $313,889.66              $26,157.48          $30.14
     7                  $323,306.34              $26,942.20          $31.05

      "Rent Year" shall mean each twelve (12) month period occurring during the Term, the first of which shall commence on the Rent Commencement Date, and each subsequent Rent Year shall commence on the day immediately following the last day of the preceding Rent Year, provided, however, that if the Rent Commencement Date shall be deemed to have occurred on a day other than the first day of a calendar month (i) Rent Year 1 shall end on the last day of the calendar month immediately preceding the month in which the twelve (12) month anniversary of the Rent Commencement Date shall occur and (ii) Rent Year 7 shall end on the last day of the calendar month in which the seventh (7th) anniversary of the Rent Commencement Date shall occur.

(C) "Broker" shall mean, collectively (i) The Carey Winston Company ("Landlord's Broker") and (ii) The Fred Ezra Company ("Tenant's Broker").

(D) "Building" shall mean, collectively, the Office Building (as defined in Section 1.01(H) hereof), the Property (as defined in Section 1.01(L) hereof), and any other building or improvements now or hereafter constructed on the Property.

(E)   "Commencement Date" shall mean the date hereof.

(F)   "Expiration Date" shall mean the last day of Rent Year 7.

(G) "Landlord's Notice Address" shall mean c/o The Meridian Group, 11200 Rockville Pike, Suite 205, Rockville, Maryland 2082, Att: Bruce Lane, with a copy to Shulman, Rogers, Gandal, Pordy & Ecker, P.A., 11921 Rockville, Maryland 20852, Attn: David A. Pordy, Esquire.

(H) "Office Building" shall mean that certain building and other improvements having a street address of 11200 Rockville Pike, Rockville, Maryland 20852.

(I) "Parking Spaces" shall mean 2.5 parking spaces in the underground parking facility, if any, from time to time associated with the Building for each 1,000 rentable square feet then contained in the Premises, of which one
      (1) shall be designated as a reserved space and the balance shall be non-reserved spaces, subject to the provisions of Section 4.01 hereof.

(J)   "Permitted Uses" shall mean general office use.

(K) "Premises" shall mean that space shown hatched on the floor plan annexed hereto as Exhibit A, known as Suite 310, located on the third (3rd) floor of the Office Building, containing approximately 10,414 rentable square feet.

(L) "Property" shall mean that certain real property on which the Office Building is situated, located in the City of Rockville, County of Montgomery and State of Maryland.

(LL) "Rent Commencement Date" shall mean the date Landlord delivers possession of the Premises to Tenant with the "Landlord's Work" (as defined below) "Substantially Completed" (as defined below).

(M) "Rent Payment Address" shall mean 11200 RP Associates L.P., c/o The Meridian Group, 11200 Rockville Pike, Suite 205, Rockville, Maryland 20852.

(N) "Security Deposit" shall mean the amount of Three Hundred Eighty Thousand and 00/100 Dollars ($380,000.00).

(0) "Tenant's Notice Address" shall mean 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Mr. Albert Girod, with a copy of each Notice to Tenant to be sent to (i) Mr. Mark Ezra, The Fred Ezra Company, 4520 East West Highway, Suite 650, Bethesda, Maryland 20814, and (ii) Ronald Shapiro, Esq., Shapiro, Lifschitz & Schram, 1101 Pennsylvania Avenue, N.W., Suite 1050, Washington, D.C. 20004.

(P) "Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, including approximately seven (7) years from and after the Rent Commencement Date.

Section 1.02 Demise Date. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord (the Premises located in the Office Building for the period commencing on the Commencement Date and ending on the Expiration Date. The Premises shall be used and occupied by Tenant solely for the Permitted Uses, and for no other purpose without the prior written consent of Landlord, which consent may be withheld for any or for no reason.

Section 1.03 Commencement Date. If the Commencement Date occurs on a date other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, Base Rent and any Additional Rent (as defined in Section 1.05 hereof) payable hereunder shall be prorated for such partial month on the basis of a thirty (30) day month. Within ten (10) days after the Commencement Date, Tenant shall execute an acceptance letter substantially in the form of Exhibit C annexed hereto (the "Acceptance Letter"), but the failure by Tenant to execute the Acceptance Letter shall not affect the Commencement Date.

Section 1.04 Base Rent. Tenant shall pay Landlord at the Rent Payment Address set forth in Section 1.01(M) hereof or at such other address as may be designated by Landlord, monthly, in advance, on the first day of each calendar month during the Term, monthly installments of Base Rent, without notice or demand and without any setoff or offset, or, except as specifically set forth in
Section 5.05 or Section 6.01 hereof, any abatement or deduction whatsoever.

Section 1.05 Additional Rent. All sums other than Base Rent payable by Tenant under this Lease, including, without limitation, late fees, interest, attorneys' fees, Court costs and other costs incurred in connection with the enforcement of this Lease as specifically set forth herein, shall be deemed additional rent ("Additional Rent"), regardless of whether any such sum is expressly characterized as additional rent herein, and shall be payable on demand unless other payment dates are set forth herein.

Section 1.06 Intentionally Deleted.

Section 1.07 Temporary Space.

(A) Landlord hereby agrees to permit Tenant the right to use and occupy (i) that portion of the third (3rd) floor of the Building, containing approximately 2,852 rentable square feet arid shown cross-hatched on Exhibit E-1 annexed hereto ("Temporary Space") for a term to commence as of June 1, 1998 and to end and expire on a date (the "Temporary Space Expiration Date") which shall be the Rent Commencement Date (the "Temporary Space Term"). Tenant shall use and occupy the Temporary Space for general and executive offices only and for no other purpose. Such use and occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease except as otherwise provided in this Section 1.07. All furniture or other personalty used by Tenant in the Temporary Space shall be placed in the Temporary Space in an office-like manner. During the Temporary Space Term, Tenant shall pay Base Rent in respect of the Temporary Space at the rate of $5,140.73 per month, and Tenant shall pay Tenant's share of operating expense escalations in respect of the Temporary Space as though the Temporary Space were part of the space leased to Tenant under the Lease. The aforesaid sums shall be prorated for any partial calendar month occurring during the Temporary Space Term.

(B) Landlord, at Landlord's expense, shall redistribute or furnish electrical energy to or for the use of Tenant in the Temporary Space for the operation of the lighting fixtures and the electrical receptacles installed in the Temporary Space on the commencement of the Temporary Space Term.

(C) Tenant acknowledges that Landlord shall have no obligation to perform any work or make any installations whatsoever in order to prepare all or any part of the Temporary Space for occupancy by Tenant. Tenant acknowledges that the Temporary Space is in good and satisfactory condition.

(D) Anything in this Lease to the contrary notwithstanding, Tenant shall not sublet the Temporary Space or permit any other entities or individuals to use or occupy the Temporary Space without Landlord's consent.

(E) From and after the Rent Commencement Date, the Temporary Space shall constitute a portion of the Premises.

(F) Intentionally Deleted.

(G) A default by Tenant in the performance or observance of any of the terms, covenants, provisions or conditions contained in this Section 1.07 on the part of Tenant to be performed or observed, shall be deemed a default by Tenant under this Lease.

Section 1.08 Intentionally Deleted.

                                    ARTICLE 2

                            Alterations and Additions

Section 2.01 Landlord's Work.

(A) Landlord agrees to construct in a good and workman-like manner the "Landlord's Work" (as defined below) according to the space plans and working drawings approved by Landlord. Landlord shall provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") not to exceed One Hundred Fifty-Seven Thousand Two Hundred Fifty-One and 40/100 Dollars ($157,251.40) [i.e Fifteen and 10/100 Dollars ($15.10) per rentable square foot of area contained within the Premises] for expenditure on Landlord's Work. The term "Landlord's Work" shall mean all work set forth on the "Working Drawings" (as defined below) which are approved by Landlord.

      The Tenant Improvement Allowance shall be applied to the cost of Landlord's Work (including mechanical, electrical, plumbing and structural engineering fees, reproduction costs, and costs of permits and inspections for Landlord's Work), special installations, finishes, telephone and computer wiring, architectural fees and design fees. At least eighty percent (80%) of the Tenant Improvement Allowance shall be utilized in the Premises and up to, but no more than, twenty percent (20%) of the Tenant Improvement Allowance, may be utilized in the premises that National Foundation For Affordable Housing Solutions, Inc. is leasing in the Building and/or the premises that Capital Management Strategies Financial Services, Inc. is leasing in the Building. To the extent that any portion of the Tenant Improvement Allowance is being utilized for any of the items set forth in the immediately preceding sentence and which do not constitute items of the Landlord's Work, Landlord shall reimburse Tenant for such items within thirty (30) days after Landlord has received (i) releases of lien from all contractors and materialmen who have supplied labor or material for such items, and (ii) paid invoices indicating that Tenant has actually paid to materialmen and contractors who have supplied materials or labor for such items an amount which is at least equal to or in excess of the amount for which Tenant is seeking reimbursement. Despite the foregoing, (i) Landlord shall be obligated to pay the Tenant Improvement Allowance (or applicable portion thereof) directly to the general contractor who is performing the Landlord's Work in accordance with the terms of the construction contract that is entered into by Landlord and such general contractor, and (ii) Landlord shall not charge any construction management fee or supervisory fee to Tenant in connection with the performance of the Landlord's Work.

      If the aggregate total of the costs outlined herein, including the cost of any changes to Landlord's Work, exceeds the amount of Tenant Improvement Allowance, Tenant agrees to pay Landlord the amount of such excess costs within fifteen (15) days after being invoiced by Landlord.

(B) Tenant shall meet with and cooperate, as necessary, with Landlord and/or Landlord's representatives, so that the following schedule for drawings, construction and moving can be met ("Critical Dates"):

      (i) Landlord, at Landlord's sole cost, shall provide Tenant with any existing "as-built" drawings for the Premises that are currently in Landlord's possession. On or before July 13, 1998, Tenant, at Tenant's sole cost (subject to the Tenant Improvement Allowance), shall submit to Landlord, for its approval, complete architectural and engineering working drawings and specifications for the Premises, as required for construction of Landlord's Work (the "Working Drawings"). Within seven (7) business days after Landlord's receipt of the Working Drawings, Landlord shall provide Tenant with its comments on the Working Drawings.

      (ii) Within five (5) business days after the date that Landlord provides Tenant with Landlord's comments on the Working Drawings, Tenant shall revise the Working Drawings in accordance with Landlord's comments and resubmit the same for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

      (iii) Upon Landlord's receipt of the Working Drawings, Landlord shall promptly make application for the building permit.

      (iv) Upon Landlord's receipt of the Working Drawings, Landlord shall promptly submit drawings for bidding to three (3) general contractors, one of which general contractor shall, subject to Landlord's reasonable right of approval, be selected by Tenant. The bid packages shall require the general contractor to (x) specify any long lead items that are contained in the Working Drawings, and (ii) require the general contractor to provide a one (1) year guaranty of its work. Bids shall be due within ten
      (10) business days after the date the drawings are submitted to the three
      (3) general contractors.

      (v) Tenant shall have five (5) business days to review, approve and select the bidder who will perform Landlord's Work, Immediately upon selection by Tenant, Landlord shall enter into a construction contract with such bidder to perform such work.

(C) Intentionally Deleted.

(D) Upon receipt of a signed copy of the approved Working Drawings, the required permits and the execution of the construction contract by Landlord, construction will commence. Any changes or additions requested by Tenant shall require Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed) and written authorization executed by Tenant or Tenant's authorized representative, and to the extent applicable, approval of any municipality or other authority having jurisdiction.

(E) "Tenant Delay" shall mean the actual amount of delay caused by (i) Tenant's failure to perform any of its obligations with respect to the construction of the Premises within the time frames for such performance set forth in this Lease, (ii) any modifications to the Working Drawings requested by Tenant (including change orders) following approval thereof, (iii) the work of Tenant, its employees, agents, licensees or invitees or the work of Tenant's independent contractors during the improvement period, if such work continues following notice from Landlord that such work is actually delaying Substantial Completion, or (iv) the delivery or installation of long lead items. It is expressly agreed that the general contractor who is selected to perform the Landlord's Work shall not, in its capacity of performing the work that is set forth on the Working Drawings, be deemed to be an employee or contractor of Tenant.

(F) In the event of any Tenant Delay, then any delay in completing the Premises shall not in any manner affect or delay the Rent Commencement Date or Tenant's liability for the payment of Base Rent and Additional Rent with respect to the Premises for the number of days of delay caused by such Tenant Delay, and Tenant shall commence to pay Base Rent and Additional Rent on the date that the Premises would have been "Substantially Completed" (as defined below) but for such Tenant Delay. Under such circumstances, Landlord agrees to make the ready for Tenant's occupancy not later than the Rent Commencement Date, plus the number of days delay resulting from the Tenant Delay.

(G) The Premises shall be deemed ready for occupancy if "Substantially Completed". As used in this Lease "Substantial Completion" and "Substantially Completed" shall mean the date that Landlord's Work is completed in accordance with the Working Drawings, except for Long Lead Items and except for "punch list" items that will not materially affect the use of the Premises for Tenant's intended purposes, or the date upon which the Premises would have been ready for occupancy and Substantially Competed but for a Tenant Delay. In the event that any governmental authority prohibits Tenant from using the Premises for office purposes as a result of the Landlord's Work failing to be performed in accordance with applicable law, then Tenant's obligation to pay Base Rent with respect to the Premises shall be postponed until the date that the Landlord's Work is corrected so that Tenant can lawfully use the Premises for office purposes.

(H) Landlord, at Tenant's sole cost and expense, shall be responsible for obtaining (i) the construction permits for Landlord's Work, and (ii) a certificate of occupancy for the Premises, if necessary. Tenant shall be responsible for obtaining all other permits or licenses (collectively, "Tenant's Permits") necessary for its lawful occupancy of the Premises. This requirement shall not relieve Tenant of its liability for Base Rent with respect to the Premises from the Rent Commencement Date in the event Tenant's Permits have not been acquired prior thereto.

(I) Upon substantial completion of Landlord's Work, Landlord and Tenant shall inspect Landlord's Work and prepare a punch list of incorrect or incomplete items. Landlord shall, in good faith, use diligent efforts to complete or correct the punch list items within thirty (30) days after creation of the punch list.

Section 2.02 Intentionally Deleted.

Section 2.03 Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements (collectively, "Alterations") to the Premises or any part thereof unless in accordance with the Final Plans without the prior consent of Landlord. Notwithstanding anything herein to the contrary, Landlord shall not unreasonably withhold or delay its consent to any Alterations proposed to be made by Tenant to adapt the Premises for the Permitted Uses which
(i) are nonstructural, (ii) do not affect the Building's HVAC, plumbing, electrical, life safety or mechanical systems or services, (iii) do not affect any part of the Building other than the Premises, (iv) do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and (v) do not reduce the value or utility of the Building. Landlord's consent shall not be required with respect to purely decorative Alterations which satisfy the criteria set forth in the immediately preceding sentence and which, together with all such other purely decorative Alterations performed within any twelve (12) month period during the Term, do not in the aggregate cost more than $10,000.00. Any other Alteration may be approved or disapproved by Landlord for any reason or for no reason. If
Landlord shall consent to any Alterations to the Premises, such Alterations shall be subject to all of the terms, covenants, conditions and agreements which Landlord may, in its reasonable discretion, prescribe from time to time, including the requirement that, prior to the commencement of any Alterations to the Premises Tenant deliver to Landlord written acknowledgments from all materialmen, contractors, artisans, mechanics, laborers and any other persons furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises that they will look exclusively to Tenant to obtain payment of all sums due in connection therewith and that Landlord shall have no liability for such costs. Anything in this Lease to the contrary notwithstanding, Landlord shall not require Tenant to provide a bond in connection with any Alterations. All Alterations to the Premises made or requested by Tenant shall be at Tenant's sole cost and expense and shall be performed in compliance with all applicable laws and regulations, including, without limitation, Title III of the Americans with Disabilities Act. Upon the Expiration Date or sooner termination of the Term, any Alterations to the Premises, excepting movable furniture and trade fixtures and moveable equipment, shall become the property of Landlord and shall be surrendered with the Premises, unless, at the time Landlord consents to any such Alterations, Landlord reserves the right to require Tenant to remove same at the expiration of the Term, and Landlord shall thereafter direct Tenant to remove any such Alterations, in which event Tenant shall remove same at its sole cost and expense and repair in a good and workmanlike manner any damage to the Premises occasioned by such removal and restore the Premises to the condition existing prior to such Alterations, normal wear and tear excepted. Tenant shall not be required to pay a construction administration or supervisory fee to Landlord in connection with any Alterations.

                                    ARTICLE 3

                               Operating Expenses

Section 3.01 Base Year Stop. The term "Base Operating Year" shall mean Rent Year
1. In the event that Operating Expenses (as defined in Section 3.03 hereof) for any calendar year subsequent to the Base Operating Year during the Term or any renewal or extension thereof exceed the total Operating Expenses for the Base Operating Year ("Base Expenses"), Tenant shall pay Landlord, as Additional Rent, Tenant's Pro Rata Share (as defined in Section 3.04 herein) of such excess Operating Expenses (the "Operating Payment"). The Operating Payment shall be made pursuant to the provisions of Section 3.02 hereof.

Section 3.02 Estimates and Payments. Tenant agrees to pay monthly, as Additional Rent, one-twelfth (1/12) of Landlord's estimate of Tenant's Operating Payment for the then current calendar year. Landlord will give Tenant written notice from time to time of such estimated amounts, and Tenant shall pay such amounts monthly to Landlord in the same manner and at the same time as Base Rent. As soon as is reasonably practicable following the end of each calendar year, Landlord will submit to Tenant a statement showing in reasonable detail Operating Expenses (including Landlord's calculations pursuant to Subsection 3.03(B) hereof) on a per rentable square foot basis for the preceding calendar year along with a reconciliation of estimated payments made by Tenant as compared to Tenant's actual Operating Payment for such calendar year (each, an "Operating Statement"). Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay to Landlord any additional amounts owed to Landlord as shown on the Operating Statement. In the event the Operating Statement shall indicate that an overpayment has been made by Tenant, Tenant shall be entitled to a credit against payments next becoming due by it pursuant to this Lease or, in the event the Term has expired, Landlord shall refund the amount of such overpayment to Tenant. Any payments due under this Article 3 shall be prorated for any partial calendar year occurring during the Term. Tenant's obligation to pay any amounts due under this Article 3 shall survive the Expiration Date or earlier termination of this Lease. Anything herein to the contrary notwithstanding, Tenant shall have no obligation to pay any Operating Payment in respect of any period prior to the first day of Rent Year 2.

Section 3.03 Operating Expenses Defined.

(A) The term "Operating Expenses" shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord relating to the ownership, maintenance and operation of the Building or the sidewalks or areas adjacent thereto or for any other areas for which Landlord shall have any obligation for repair or maintenance in connection with its ownership of the Building. Without limiting the generality of the foregoing, Operating Expenses shall include the following: all taxes, fees and assessments and governmental charges levied taxing the Building or its operation ("Taxes"), for any whole or partial tax year or period occurring during the Term hereof as well as all expenses, incurred in obtaining a refund of or contesting any Taxes; all insurance of any type that Landlord, in its sole discretion, shall deem necessary to carry; and all costs paid or incurred in connection with the operation or maintenance of the Building, Building systems and related facilities. If the costs of any repairs, alterations, additions, changes, replacements .or other items which would otherwise be includable in Operating Expenses are required to be capitalized under the Internal Revenue Code of 1986, as amended, then such costs shall not be included in full as Operating Expenses in the year incurred, but rather, Landlord shall only include in each calendar year the annual portion of such costs yielded by amortizing the same over the useful life thereof, together with interest on such amortized amount calculated at the lesser of (a) the prime rate of interest published from time to time in The Wall Street Journal or any successor publication plus two percent (2%) per annum or (b) the maximum legal rate of interest allowed by the state in which the Building is located.

(B) In determining the amount of Operating Expenses for any calendar year during the initial Term and any Extension Term, including the Base Operating Year, if less than ninety percent (90%) of the rentable area of the Building shall have been occupied by tenant(s) at any time during any such calendar year Operating Expenses shall be determined for such calendar year to be an amount equal to the expenses which would normally be expected to be incurred had such occupancy been ninety percent (90%) throughout such calendar year.

(C) Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that during the initial Term or any Extension Term (as defined in Section 4.10) hereof, Tenant's Operating Payment with respect to items other than "uncontrollable expenses" shall not increase by more than seven percent (7%) per annum, compounded annually over Tenant's Operating Payment for such items for the immediately preceding calendar year during the initial Term or, if applicable, any Extension Term hereof, and any unused portion of any limitation for a prior calendar year during the initial Term or, if applicable, any Extension Term hereof shall be added to the limitation applicable to any subsequent calendar year during the initial Term or any Extension Term hereof. For the purposes hereof, "uncontrollable expenses" shall be deemed to consist of
(i) Taxes, (ii) insurance carried by Landlord, and (iii) all utility expenses incurred by

Landlord. Tenant expressly acknowledges that the seven percent (7%) limitation on increases in Tenant's Operating Payment shall not apply to "uncontrollable expenses."

(D) Anything herein to the contrary notwithstanding, for purposes of this Lease, Operating Expenses shall not include (1) costs incurred in the original construction of the Building; (2) expenditures for refinancing and for mortgage debt service; (3) reserves; (4) expenses directly relating to the leasing of space in the Building (including tenant improvements, leasing commissions and advertising expenses incurred in connection with the listing of available space in the Building); (5) expenses directly relating to the transfer or disposition of ownership interests in the Building; (6) ground rent; (7) salaries or fringe benefits of any partner, shareholder, officer, director or employee of Landlord above the grade of building manager; (8) costs and expenses otherwise included in Operating Expenses, to the extent Landlord is reimbursed from other sources for such costs and expenses; (9) expenses for repairs or maintenance for which Landlord is reimbursed from or pursuant to insurance warranties, service contracts or otherwise; (10) management or other fees paid to any entity controlled by, controlling or under common control with Landlord to the extent same as substantially in excess of the industry standard for similarly situated office buildings in the general vicinity of the Building; (11) the cost of repairs or other work necessitated by a fire or other casualty or condemnation to the extent of any insurance proceeds or condemnation award received by Landlord in connection therewith; (12) Landlord's general corporate overhead and administrative expenses; (13) costs resulting from Landlord's gross negligence or willful misconduct in the performance its obligations under this Lease, including, only in the case of Landlord's failure to pay Taxes when the same are due, any penalty or interest incurred by Landlord as a result thereof; (14) the cost of operating any parking area of the Building; (15) any compensation paid to clerks, attendants or other persons in commercial concessions (including any parking garage) operated by Landlord; (16) any costs of compliance with Environmental Laws (as defined in Section 4.04(B) hereof; (17) capital expenditures other than those which (a) benefit Tenant and (b) reduce Operating Expenses (to the extent of such reduction only, after giving effect to the provisions of Section 3.03(B) hereof) or are required by laws enacted after the date hereof; (18) depreciation; (19) the rental cost of any item which, if purchased, would not be considered an Operating Expense, unless Landlord would otherwise be entitled to treat same as a capital expense (in which event such rental cost shall be included in Operating Expenses subject to the provisions of this Section 3.03 concerning capital expenditures); (20) costs for acquisitions of sculpture, paintings or other objects of art; (21) the cost of electricity provided to any other tenant of the Building outside of building standard days and hours; (22) legal fees incurred in connection with tenant disputes or in procuring tenants; (23) any cost incurred by Landlord by reason or curing any building code violation affecting the Office Building and/or complying with any laws in effect as of the date hereof; and (24) costs incurred by Landlord in maintaining its legal existence as an entity.

(E) Tenant or its representative shall have the right, upon not less than ten
(10) days' prior notice rendered no later than ninety (90) days after delivery of an Operating Statement, to review, at Tenant's sole cost, Landlord's books and records with respect to Operating Expenses during normal business hours, at the location of Landlord's books and records, but no more than once annually or with respect to any given calendar year. Unless Tenant shall take written exception to any item contained in the Operating Statement within ninety (90) days after delivery thereof, the Operating Statement shall be deemed final and accepted by Tenant. If Tenant disputes an Operating Statement, Tenant shall pay the amount set forth therein and any other amounts then owed by Tenant under this Lease as a condition precedent to any further review of the content of the Operating Statement. In the event that Tenant, after having the opportunity to examine such books and records shall disagree with the Operating Statement, Tenant and Landlord shall attempt to resolve such disagreement. If they are unable to do so after a period of ninety (90) days, Landlord and Tenant shall designate a mutually acceptable independent qualified professional (the "Auditor") to audit Landlord's books and records to determine the accuracy of the Operating Statement. If the audit discloses an error in the Operating Statement which resulted in an overpayment by Tenant in excess of fifteen percent (15%) of the amount due by Tenant, Landlord shall be responsible for paying the fees and costs of such audit, otherwise Tenant shall pay the fees and costs. The Auditor's determination shall be binding upon the parties.

Section 3.04 Pro Rata Share. Tenant's pro rata share ("Pro Rata Share") of Operating Expenses and other amounts payable pursuant to the terms of this Lease shall be computed by multiplying such expense or amount by a fraction, the numerator of which shall be the number of rentable square feet in the Premises as set forth in Section 1.01(K), and the denominator of which shall be the total number of rentable square feet in the Office Building as determined by Landlord. As of the date hereof, the Office Building contains 182,259 rentable square feet and Tenant's Pro Rata Share is 5.71%.

                                    ARTICLE 4

                          Tenant's Covenants and Rights

Section 4.01 Parking.

(A) Landlord shall require that any garage operator shall offer to Tenant two and one-half (2.5) monthly parking contracts for every one thousand (1,000) square feet of rentable area of the Premises to park an automobile (collectively, the "Parking Rights") in the parking garage under the Building (the "Parking Facilities"). Parking Rights shall (i) be unassigned, and (ii) be on a self-park or attendant parking basis (or a combination thereof), as determined by the garage operator. Despite the foregoing, one (1) of the parking contracts that is entered into by Tenant under the first sentence of this
Section 4.01 shall be for a reserved parking space (the "Reserved Space"). The monthly parking rate for the Parking Rights (including the Reserved Space) shall be the prevailing market rate charged from time to time by the garage operator for similar monthly parking contracts, except that the initial monthly parking rate for Parking Rights (other than for the Reserved Space) shall initially be Seventy-Five and 00/100 Dollars ($75.00) per month, per space. As of the date of this Lease, the monthly rate for the Reserved Space is One Hundred Fifty and 00/100 Dollars ($150.00) per month. Except as otherwise provided herein, contracts for the Parking Rights shall be with the garage operator and shall contain the same terms as are usually contained in contracts with other similar office customers of the garage operator.

(B) All parking facilities furnished by Landlord shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. Landlord further reserves the right to change, reconfigure, or rearrange the parking areas, and to restrict or eliminate the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises.

(C) During temporary periods of construction or repair, Landlord shall not be deemed to be in default hereunder, but Tenant's obligations to pay Additional Rent for the Parking Rights shall cease for so long as Tenant does not have the use of the Parking Rights (or any substitute Parking Spaces in reasonable proximity to the Building which Landlord may supply), and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide the Parking Rights.

(D) Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about such parking facility. Excessive use of the parking facilities by another tenant shall not be a default or breach of this Lease by Landlord, and shall not suspend or terminate any of Tenant's obligations under this Lease.

Section 4.02 Assignment and Subletting.

(A) Tenant covenants that it shall not, by operation of law or otherwise, assign, sublet, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, subletting, mortgage, encumbrance or use by others of the Premises. Whether or not Landlord's consent shall be granted to any proposed assignment or subletting, Tenant shall reimburse Landlord for the reasonable expenses, including attorneys' fees and disbursements, incurred by Landlord in connection with Tenant's request for such consent. In addition, Tenant shall pay to Landlord, as Additional Rent, all reasonable direct and indirect expenses incurred by Landlord due to any such assignee or sublessee taking possession of the Premises. The absolute and unconditional prohibitions set forth in this Section 4.02 and Tenant's agreement thereto are material inducements to Landlord to enter into this Lease with Tenant, and any breach or attempted breach thereof shall constitute an Event of Default (as defined in Section 7.01 hereof) for which no notice or opportunity to cure need be given. For the purposes of this Section 4.02, (i) the transfer or issuance of stock ultimately resulting in ownership of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall not be deemed to include the sale of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange, other than by those deemed to be a "control person" within the meaning of the Securities Exchange Act of 1934, as amended, (ii) a takeover agreement or similar agreement whereby the obligations of Tenant under this Lease are assumed by another party shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Section 4.02, (iv) a modification, amendment or extension of a sublease shall be deemed a sublease and (v) if Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law by any of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant.

(B) No consent by Landlord to an assignment of this Lease shall be effective until Tenant shall deliver to Landlord an agreement in form and substance satisfactory to Landlord pursuant to which such assignee assumes and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease. In no event shall Tenant be released from its obligations hereunder as a result of any assignment of this Lease, and the Tenant named herein and any assignee of such Tenant who assumes the obligations of the named Tenant under this Lease, from and after such assignment, shall be jointly and severally liable for performance of all obligations of Tenant under this Lease.

(C) If the rent and other sums payable to Tenant by an assignee or sublessee for or in connection with an assignment of this Lease or the sublease of all or any part of the Premises, less the reasonable out-of-pocket brokerage commissions, tenant improvement costs and attorneys' fees incurred by Tenant in connection with such assignment or Sublet, shall be in excess (the "Excess") of the Base Rent and any Additional Rent provided for in this Lease (allocated on a per square foot basis in the event of a sublease of less than all of the Premises), Tenant shall so notify Landlord and shall pay Landlord fifty percent (50%) of the Excess as and when received by Tenant.

(D) (1) In the event that Tenant shall desire Landlord's consent to the subletting of all or part of the Premises or the assignment of this Lease, Tenant shall give Landlord thirty (30) days' prior written notice thereof, which notice shall include (i) the name and address of the proposed assignee or subtenant, (ii) a reasonably detailed description of such person or entity's business, (iii) detailed financial references for such person or entity (including its most recent balance sheet and income statement, certified, as applicable, by such person or by such entity's chief financial officer as to the truth and accuracy thereof), (iv) a written authorization by such proposed subtenant or assignee for Landlord or its designee to cause a credit check to be compiled against it, (v) a statement setting forth (1) the effective date of the proposed assignment or the commencement date of the proposed sublease, (2) the base annual rent and additional rent to be paid by the proposed subtenant, and (3) the number of rentable square feet proposed to be sublet, (vi) a copy of the proposed sublease or assignment and assumption agreement, and (vii) such other information as Landlord may reasonably require. In the case of a proposed assignment of the Lease or a sublease of all or substantially all of the Premises not then subleased by Tenant, such notice shall be deemed to be an offer by Tenant (which may be accepted by Landlord by written notice to Tenant) (a) to terminate the Lease or (b) to eliminate from the Premises and cause Tenant to surrender such portion of the Premises (the "Eliminated Space") which Tenant proposes to sublease in the case of a proposed sublease of less than all of the Premises, effective as of the effective date of the proposed assignment or the commencement date of the proposed sublease, but in no event sooner than sixty (60) days following Landlord's acceptance of Tenant's offer (the "Elimination Date"). In the event of a termination of this Lease pursuant to the provisions of clause
      (a) of this Subsection, Tenant's obligations hereunder shall cease from and after the date of termination, provided that Tenant shall not be relieved of any obligations which shall have accrued prior to the date of termination. In the event of a surrender of the Eliminated Space, (i) Tenant's obligations with respect to the Eliminated Space shall cease from and after the date of surrender of the Eliminated Space, provided that Tenant shall not be relieved of any obligations which shall have occurred prior to the date of surrender, (ii) Tenant's obligation for the payment of Base Rent shall be reduced as of the Elimination Date by an amount equal to the product of (xx) the Base Rent, and (yy) a fraction, the numerator of which is the number of rentable square feet proposed to be sublet and the denominator of which is the number of rentable square feet contained in the Premises, and (iii) the Operating Payment shall be proportionately reduced effective as of the Elimination Date to take into account the deletion of the Eliminated Space from the Premises. If Landlord shall exercise its option to cause a surrender of the Eliminated Space, Landlord, at Landlord's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Eliminated Space from the balance of the Premises and to comply with any legal insurance requirements related to such separation. If required by any applicable law in connection with a termination of this Lease, or the surrender of the Eliminated Space, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed with the appropriate governmental agency in connection with any tax which may now or hereafter be in effect relating to any termination of this Lease or surrender of the Eliminated Space. Tenant agrees to pay any taxes which may be assessed in connection with any such termination or Surrender, if and to the extent same would have been imposed upon Tenant in the event the proposed assignment or sublet had become effective, and to defend, indemnify and hold Landlord harmless from any claims for payment of such taxes as a result of any such transactions.

      (2) In the event Landlord does not exercise either option provided to it pursuant to the provisions of this Subsection (D) within thirty (30) days after the date of Landlord's receipt of Tenant's notice, and providing that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or the commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

            (a) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (i) is in keeping with the then standards of the Building, (ii) is limited to the use of the Premises as general and executive offices, and (iii) will not violate any negative covenant as to use contained in any other lease of office space of the Building;

            (b) The proposed assignee or subtenant is a reputable person with sufficient financial worth or who has provided reasonable security considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

            (c) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building if there is other space available for lease in the Building;

            (d) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating to lease space in the Building;

            (e) The proposed sublease or instrument of assignment shall be in form and substance reasonably satisfactory to Landlord;

            (f) The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to this Subsection;

            (g) [Intentionally Deleted]; and

            (h) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the state in which the Building is located.

      (3) If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options afforded it pursuant to this Subsection (D), Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee in connection with the proposed assignment or sublease transaction or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

      (4) In the event that (i) Landlord fails to exercise either of its options under this Subsection (D) and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Subsection (D) before assigning this Lease or subletting all or part of the Premises.

      (5) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent. The provisions of this paragraph shall be self-operative and no further instrument shall be required to give effect to this provision.

      (6) The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for Landlord's consent to any subsequent assignment or subletting. If this Lease is assigned or if the Premises or any part thereof is occupied by anybody other than Tenant, Landlord may collect rent front the assignee or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant or occupant as tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease.

      (7) Notwithstanding anything to the contrary set forth in Section 4.02 of this Lease, and subject to all of the provisions of this Lease, Tenant may assign this Lease to or permit any corporation or other business entities which control, are controlled by, or are under common control with Tenant (each, a "related corporation") to sublet the Premises for any of the purposes permitted to Tenant under this Lease (subject, however, to compliance with Tenant's obligations under this Lease) without being required to obtain Landlord's consent provided that (a) Tenant shall not then be in default (after any applicable grace and/or cure periods set forth in Section 7.01(A) in the performance of any of its obligations under this Lease), (b) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such related corporations, together with the written certification of Tenant that such entity is a related corporation of Tenant, (c) in the reasonable judgment of Landlord, the proposed assignee or subtenant is in keeping with the reasonable standards of Landlord for the Building and (d) in the event of an assignment or a sublease of all or substantially all of the Premises, the assignee or sublessee shall have a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such assignment or sublease or (2) the net worth of Tenant named herein on the date of this Lease, and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Any such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall any subletting or assignment relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty-one percent (51%) of all of the voting stock of such corporation or not less than fifty-one percent (51%) of all of the legal and equitable interest in any other business entities.

      (8) The provisions of this Section shall not apply and Landlord's consent shall not be required with respect to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

(E) Anything to the contrary contained in this Section 4.02 notwithstanding, Tenant shall have the right from time to time to sublet or enter into occupancy agreements with respect to individual offices within the Premises to Capital Management Strategies Financial Services, Inc., Stellar Advisors, LLC, and/or National Foundation For Affordable Housing Solutions, Inc., provided:

      (1) At the time of such subletting, Tenant named herein occupies offices in the Premises and this Lease has not been assigned by Tenant;

      (2) Tenant shall not create or cause the creation of any demising walls in connection with any such subletting or occupancy;

      (3) Notice of such subletting or occupancy is delivered to Landlord within ten (10) days of the execution of such sublease of occupancy agreement, as the case may be, together with a copy of such executed sublease or occupancy agreement;

      (4) At the time of such subletting or occupancy. Tenant is not in default under this Lease beyond any applicable notice and/or grace period; and

      (5) Such sublease or occupancy agreement shall specifically state that it is subject to the provisions of this Lease and that occupant joins in the waivers and indemnities set forth herein and such space shall be used for general office use.

(F) Despite the foregoing, in the event that in accordance with the terms of this Lease Tenant sublets the Temporary Space to another party at a rent which is in excess of the rent (as determined on a per square foot basis) that Tenant is actually paying to Landlord for such space then Tenant shall be entitled to retain one hundred percent (100%) of such excess.

Section 4.03 Care of Premises. Subject to the provisions of Sections 6.01 and
6.02 hereof Tenant shall maintain and repair the Premises during the Term and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant shall be responsible for repainting and redecorating the Premises, and making repairs, replacements and alterations as needed, in a good and workmanlike manner in accordance with the terms and provisions of this Lease, provided that the foregoing shall not derogate from Landlord's obligations set forth in Section 5.02 hereof. Landlord shall repair or replace, at Tenant's expense any damage done to the Building or any part thereof caused by Tenant or Tenant's agents employees, contractors, invitees or visitors. Tenant agrees to give Landlord or its managing agent at least fifteen
(15) days prior written notice of the necessity for any repairs to the Premises and shall not proceed to perform same until Landlord or its managing agent has consented thereto. Upon the expiration of the Term or other termination of this Lease, Tenant shall peaceably surrender to Landlord the Premises, broom clean, in the same condition as existed on the Commencement Date, excepting only ordinary wear and tear.

Section 4.04 Compliance with Law.

(A) Tenant, at its expense, shall comply with all laws, orders and regulations of any governmental authorities and with any directive of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof including, without limitation, any governmental law or statute, rule, regulation ordinance, code, policy or rule of common law now or hereafter in effect relating to the environment, health, safety or any Substances, materials or wastes regulated by any governmental authority or deemed or defined as a "hazardous substance", "hazardous material", "toxic substance", "toxic pollutant", "contaminant", "pollutant", "solid waste", "hazardous waste" o words of similar import under applicable laws and regulations of the United States, the state in which the Building is located and the political subdivisions thereof having jurisdiction over the Building, including, without limitation, oil and petroleum products, natural or synthetic gas asbestos in any form, urea formaldehyde and radon gas (collectively, "Hazardous Materials"). In addition, Tenant shall comply with, and shall cause compliance with the rules and regulation set forth in Exhibit D annexed hereto, as amended from time to time (the "Rules an Regulations"), which have been adopted by Landlord in its reasonable discretion for the Building Landlord shall enforce the Rules and Regulations on a non-discriminatory basis. Landlord shall maintain the common areas of the Building in compliance with Title III of the Americans with Disabilities Act of 1990 and all regulations promulgated thereunder (the "ADA"), except as provided in the following sentence. If alterations to the common areas of the Building are required in order to comply with the ADA as a result of Tenant's changes or alterations within the Premises or Tenant's use of the Premises, the cost thereof shall be paid by Tenant within twenty (20) days after demand by Landlord. Tenant shall maintain the Premises in compliance with the ADA at its cost and expense.

(B) Tenant shall provide Landlord with copies of all communications and related materials regarding the Premises with any (i) governmental agency relating to any law, statute, rule regulation, article, code, policy or rule of common law and any judicial interpretation thereof relating to Hazardous Materials (collectively, "Environmental Laws") or (ii) person with respect to any claim relating in any way to any Environmental Law (each, an "Environmental Claim") Landlord or its agents may perform an environmental inspection of the Premises at Tenant's expense at any time during the Term.

(C) Tenant agrees to defend, indemnify and hold harmless the Indemnitees (as defined in Section 4.06 hereof) from and against all obligations (including removal and remedial actions) losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Premises or in the Building which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises or the Building. The provisions of this Subsection (C) shall survive the expiration or sooner termination of this Lease.

(D) Tenant shall not do or permit to be done any act in, on or about the Premises or store anything therein which will in any way increase the existing rate of, or adversely affect, or cause a cancellation of, any fire or other insurance policies covering the Building or any of its contents. In addition, Tenant shall pay or cause to be paid before delinquency, any and all taxes levied or assessed and payable during the Term upon all of Tenant's leasehold improvements, equipment, furniture, fixtures, and other personal property located in the Premises.

(E) Landlord shall cure any violation imposed by any applicable federal, state, county or municipal authority against Landlord with respect to the operation of the Building which violation results in the prohibition of the use and occupancy of the Premises by Tenant for the Permitted Uses provided such violation is not the result of the acts or omissions of Tenant, any other tenant in the Building, or any other third party. In no event shall the foregoing sentence be deemed to relieve Tenant of any obligations to comply with Title III of the Americans with Disabilities Act (the "ADA") within the Premises and with respect to the entranceway to the Premises; provided, however, that Landlord shall be responsible for the costs of ADA compliance required with respect to the common areas of the Building other than to the extent same is the responsibility of Tenant hereunder or the responsibility of any other tenant of the Building.

(F) Tenant shall have no obligation or liability under this Section 4.04 with respect to Hazardous Materials and/or Environmental Claims based on a condition which exists within the Premises or the Building prior to the Commencement Date which was created by Landlord or any other tenant except to the extent Tenant exacerbates such condition.

(G) Landlord hereby represents that, to the best of its actual knowledge as of the date of this Lease, it has not received any formal notice of a violation of any applicable Environmental Laws with respect to the presence of Hazardous Materials in the Building.

Section 4.05 Tenant's Insurance.

(A) Tenant shall procure and maintain throughout the Term of this Lease, at its expense, commercial general liability insurance providing coverage for bodily injury (including death) and property damage and products liability insurance, as necessary. This policy shall contain a broad form contractual liability endorsement insuring Tenant's obligations under Section 4.06(A) hereof with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may require provided that such greater amounts are then generally being required by owners of similar office buildings situated in the general vicinity of the Building. Tenant shall also procure (i) fire and extended coverage insurance covering Tenant's personal property, fixtures, equipment and improvements, in an amount equal to the replacement value of the same and containing the waiver of subrogation required in Section 6.03 of this Lease, (ii) state worker's compensation in statutorily mandated limits and employer's liability insurance with limits of at least Five Hundred Thousand Dollars ($500,000), (iii) business interruption insurance with coverage for at least one (1) year and (iv) such other insurance as Landlord may reasonably require from time to time provided that such other insurance is then generally being required by owners of similar office buildings situated in the general vicinity of the Building.

(B) All of the foregoing insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall name Landlord, any holder of a Mortgage (as defined in Section 5.01 hereof), any managing agent for the Building and such other parties as Landlord shall designate as an additional insured as their respective interests may appear. All insurance required hereunder shall be placed with companies which are rated A:XI or better by Best's Insurance Guide and licensed to do business in the state in which the Building is located and written as primary policies with annual deductibles not to exceed Ten Thousand Dollars ($10,000), and with any other policies, including Landlord's policy, serving as excess coverage. Tenant shall deliver duplicate original copies of all such policies and all endorsements thereto, prior to the Commencement Date or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no change or non-renewal thereof shall be effective except upon thirty (30) days prior written notice from the insurer to Landlord. If Tenant shall fail at any time to procure and/or maintain the insurance required herein, Landlord may procure such insurance on Tenant's behalf and the cost thereof shall be payable, within thirty (30) days after demand, as Additional Rent.

Section 4.06 Tenant's Indemnification.

(A) Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors and employees (collectively, the "Indemnities") from and against any and all claims, demands, causes of action, judgments, costs, expenses, and all losses and damages incurred by any of the Indemnities by reason of damage to any third party arising from Tenant's use of the Premises or from the conduct of its business or from any acts permitted or suffered by Tenant in or about the Premises, and shall further indemnify, defend and hold harmless the Indemnities from and against any and all claims arising from any breach in Tenant's performance under this Lease, or arising from any act, omission or negligence or willful or criminal misconduct of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorneys' fees and disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding in any way related to this Lease. Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant's expense by counsel satisfactory to Landlord. As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against Landlord. Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises. The provisions of this Section 4.06(A) shall survive the expiration or sooner termination of this Lease.

(B) Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, except personal injury caused by or due to the negligence or willful or criminal misconduct of Landlord. In addition, Landlord or its agents shall not be liable for (i) interference with the electrical service, ventilation, or for any latent defect in the Premises, (ii) any loss or damage for which Tenant is required to insure or (iii) any loss or damage resulting from any construction, Alterations or repair required or permitted to be performed by Tenant under this Lease.

Section 4.07 Utilities. Tenant shall not install any equipment in the Premises without Landlord's prior written consent if such equipment requires an electrical current other than 120 volt, single phase, special circuits or grounding or which, together with all other equipment installed in the Premises, consumes more than 5 watts per rentable square foot then contained in the Premises (exclusive of any electrical current consumed by heating and air conditioning equipment). Tenant shall have the right to utilize any electrical equipment existing in the Premises as of the date hereof. All costs of the installation and maintenance of special electrical facilities approved by Landlord shall be paid by Tenant, as Additional Rent, upon demand. All costs for extraordinary, unusual or excessive demand by Tenant for electrical or other utility service and all costs of submetering or monitoring such use shall be borne by Tenant. Landlord reserves the right to install, at Tenant's expense, submeters and related equipment, relating to Tenant's use of electrical or other utility services for the purposes of monitoring and billing any excessive use of electricity by Tenant. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment required by Tenant in the use of the Premises.

Section 4.08 Security Deposit.

(A) As security for the payment by Tenant of all Base Rent and any Additional Rent and for the faithful performance of all the terms, covenants and conditions hereof, Tenant shall, subject to the provisions of Sections 4.08(C) and 4.08(D) of this Lease, deposit with Landlord a clean, irrevocable letter of credit issued by a bank acceptable to Landlord in its sole judgment in the amount of $380,000.00 in the form annexed hereto as Exhibit F (the "Letter of Credit"). At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down-the entire Letter of Credit and apply the proceeds or any part thereof in accordance with provisions of this Section 4.08. Landlord shall also have the right to draw down the entire Letter of Credit in the event Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank, or if the issuer of the Letter of Credit shall cease to have a net worth of at least Two Hundred Million ($200,000,000.00), as determined by Landlord, or, if the Letter of Credit does not provide for automatic one-year extensions of the term of such Letter of Credit, the last of which renewals shall expire 30 days after the Expiration Date, or if a replacement letter of credit, issued in accordance with this Lease in form satisfactory to Landlord, is not delivered at least thirty (30) days before the expiration of the Letter of Credit which is then held by Landlord. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Section 4.08, then Tenant shall deposit with Landlord, within five (5) business days after notice from Landlord, an amount of cash sufficient to bring the balance of the cash then being held by Landlord under this Section 4.08 to the amount of the Security Deposit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a default pursuant to Section 7.01 of this Lease. Provided Tenant is not in default hereunder, Tenant may at any time after the end of each Rent Year (i) deliver an amendment to the Letter of Credit to reduce the amount thereof to the Reduced Amount (as hereinafter defined) or (ii) deliver a substitute clean, irrevocable and unconditional letter of credit to Landlord in such Reduced Amount issued by a bank acceptable to Landlord in accordance with the terms hereof and otherwise in the form annexed hereto as Exhibit F (a "Substitute Letter of Credit"). "Reduced Amount" shall mean (i) $317,000.00 after the end of Rent Year 2, (ii) $253,000.00 after the end of Rent Year 3, (iii) $190,000.00 after the end of Rent Year 4, (iv) $126,654.00 after the end of the Rent Year 5, and (v) $63,308.00 after the end of Rent Year 6. Upon receipt of the Substitute Letter of Credit, or replacement thereof, as the case may be, delivered in compliance with all the provisions of this Subsection 4.08(B), Landlord shall return the Letter of Credit or prior Substitute Letter of Credit, as applicable, to Tenant. The Letter of Credit or Substitute Letter of Credit, as applicable, shall not be construed as liquidated damages, and if Landlord's claims hereunder exceed the Letter of Credit or Substitute Letter of Credit, as the case may be, Tenant shall remain liable for the balance of such claims.

(B) In lieu of the Letter of Credit, Tenant may deposit with Landlord cash equal to the amount of the Security Deposit. If, at any time during the Term, Tenant does not fulfill any of its obligations under this Lease, Landlord shall have the right to use all or part of the cash Security Deposit to satisfy such obligations. Landlord agrees to segregate the cash Security Deposit from other funds and to deposit the Security Deposit in an interest bearing money market bank account with Citibank N.A. or such other bank which is acceptable to Landlord and Tenant. The interest shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Lease. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit, nor shall Landlord have any liability or obligation for loss of all or any portion of the Security Deposit by reason of the insolvency or failure of the bank in which the Security Deposit is deposited. If, at any time during the Term, Tenant does not fulfill any of its obligations under this Lease, Landlord shall have the right to use the Security Deposit, or so much thereof as necessary, to satisfy such obligations. If any portion of the cash Security Deposit is used, applied, or retained by Landlord as herein permitted, then within five (5) business days after written demand therefor, Tenant shall deposit with Landlord an amount sufficient to restore the cash Security Deposit to its original or adjusted amount. Provided Tenant is not then in default hereunder, Landlord shall, at the end of each Rent Year, return to Tenant any portion of the Security Deposit then held by Landlord, together with all accrued interest thereon, which is in excess of the then applicable Reduced Amount. It Tenant fully performs every term, covenant, condition and obligation of this Lease, the cash Security Deposit (or any balance thereof), together with all accrued interest thereon, shall be returned to Tenant after the expiration of the Term. Landlord may deliver the cash Security Deposit to any purchaser of Landlord's interest in the Premises if such interest is sold, in which event Landlord shall be discharged from any further liability with respect to the Security Deposit. The Security Deposit shall not be construed as liquidated damages, and if


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

Landlord's claims hereunder exceed the Security Deposit, Tenant shall remain liable for the balance of such claims.

(C) Simultaneously with the execution of this Lease, Landlord is entering into a lease (the "CMSFS Lease") with Capital Management Strategies Financial Services, Inc. ("CMSFS") for approximately 8,543 square feet of rentable area in the Building (the "CMSFS Space"). Notwithstanding anything herein to the contrary, it is the express intention of Landlord, Tenant and CMSFS that (i) Tenant and CMSFS shall, subject to the provisions of Section 4.08(D) below, be jointly and severally liable under the Lease and the CMSFS Lease for providing (x) one or more Letters of Credit in the initial aggregate amount of $380,000.00, and (y) for providing all Substitute Letters of Credits in the applicable amounts set forth above; (ii) that CMSFS and Tenant shall determine between themselves that portion of the Letter of Credit or Substitute Letter of Credit, as applicable, that each shall be obligated to post; (iii) that any default by CMSFS under the CMSFS Lease beyond the applicable notice and cure period shall also constitute a default by Tenant under this Lease such that Landlord can use the Letter of Credit or Substitute Letter of Credit, as applicable, that is required to be posted under (x) this Lease to cure (A) a default by Tenant under this Lease beyond the applicable notice and cure period, and/or (B) a default by CMSFS under the CMSFS Lease beyond the applicable notice and cure period, and (y) the CMSFS Lease to cure (A) a default by Tenant under this Lease beyond the applicable notice and cure period, and/or (B) a default by CMSFS under the CMSFS Lease beyond the applicable notice and cure period. It is expressly understood and agreed that when this Lease and the CMSFS Lease are executed, the total amount of the Security Deposit that is required to be posted under this Lease and the CMSFS Lease shall be Three Hundred Eighty Thousand and 00/100 Dollars ($380,000.00) in the aggregate (and not $380,000.00 per lease).

(D) Despite the foregoing, (i) Landlord shall draw down fully on the letter of credit that was posted by CMSFS to cure a default by CMSFS under the CMSFS Lease prior to drawing down on Tenant's letter of credit, (ii) except for drawing down Tenant's letter of credit to cure a default by CMSFS, Landlord shall not be permitted to cross-default Tenant's Lease on the basis of a default by CMSFS under the CMSFS Lease, and (iii) in the event that Tenant's letter of credit has been drawn upon to cure a default by CMSFS under the CMSFS Lease, then Tenant shall not be obligated to restore such letter of credit to the balance then being held by Landlord.

Section 4.09 Signs. Tenant shall not, without the prior written consent of Landlord erect or install any type of exterior or interior window or door signs, or any other type of sign or placard, whether within or without the Building. All signs and placards must comply with the sign criteria promulgated by Landlord for the Building and all applicable laws. Landlord shall not unreasonably withhold its consent with respect to any interior signs which comply with the sign criteria promulgated by Landlord for the Building and all applicable laws. Tenant shall pay all costs of fabrication, installation and maintenance of all permitted signs or placards (other than building directory signs). Prior to vacating the Premises, Tenant shall, at its expense, promptly remove its sign(s) and placards, and upon the removal or alteration of any of its sign(s) and placards for any reason, Tenant shall restore the surface beneath such signs or placards damaged by such removal.

Section 4.10 Tenant's Option to Extend.

(A) Tenant shall have the right, at its option, to extend the Term for a single five (5) year period (the "Extension Term"). The Extension Term shall commence on the day after the Expiration Date and shall expire on the fifth (5th) anniversary of the Expiration unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Subject to Section 4.10(B), provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice or grace period, Tenant may exercise its option to extend the Term by giving Landlord written notice of such election no sooner than three hundred sixty-five (365) days and no later than two hundred seventy (270) days prior to the Expiration Date, the time of exercise being of the essence, and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term. Notwithstanding Tenant's exercise of its


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

option under this Subsection (A), at Landlord's option the Extension Term shall not commence if Tenant shall be in default hereunder beyond any applicable notice and grace period as of the Expiration Date, in which event the Term shall expire on the Expiration Date and the provisions of this Section shall be deemed null and void and of no further force or effect. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including items of Additional Rent and escalations which shall remain payable on the terms herein set forth, except that (i) the Base Rent shall be as determined in accordance with Subsection (B) of this Section 4.10,
(ii) for the purposes of Calculating Operating Expenses pursuant to Section 3.03(A), the term Base Operating Year shall mean the calendar year in which the first day of the Extension Term shall occur, and (iii) Tenant shall have no further right to extend the Term of this Lease pursuant to this Section 4.10.

(B) The annual Base Rent payable by Tenant for the Premises during the Extension Term shall be the fair market rental value of the Premises determined as of the day immediately preceding the Extension Term. Immediately after the exercise by Tenant of its option under Subsection (A) above, or upon Tenant's request to determine the annual Base Rent for the Premises payable during the Extension Term given no sooner than three hundred sixty-five (365) days prior to the Expiration Date but prior to the exercise by Tenant of its option under Subsection (A) above, Landlord and Tenant shall use their best efforts to agree upon the fair market rental value of the Premises. In the event Landlord and Tenant cannot reach agreement within thirty (30) days after the date of Tenant's notice of exercise of its option, Landlord and Tenant shall confer and appoint a reputable, qualified, licensed real estate broker having an office in the County in which the Building is located who is familiar with the rentals then being charged in the Building and in comparable buildings in the North Bethesda market (the "Independent Broker"). Upon the failure of Landlord and Tenant to agree upon the designation of the Independent Broker, then upon ten (10) days' notice, either party may apply to any court of the state in which the Building is located which exercises primary jurisdiction over general commercial litigation to appoint the Independent Broker. Concurrently with such appointment, Landlord and Tenant shall each submit a letter to the Independent Broker, with a copy to the other, setting forth their respective estimates of the fair market rental value of the Premises, taking into consideration the duration of the Extension Term and all other terms and conditions of this Lease which are applicable to the Extension Term (respectively, "Landlord's Letter" and "Tenant's Letter"). The Independent Broker shall use his best efforts to determine the fair market rental value of the Premises during the Extension Term and shall choose the fair market rental value set forth in either Landlord's Letter or Tenant's Letter to be the Base Rent during the Extension Term. The fees and expenses of the Independent Broker and all costs incurred in connection with the appointment of the Independent Broker shall be shared equally by Landlord and Tenant.

(C) In the event the Extension Term shall commence prior to a determination of the Base Rent during the Extension Term having been made in accordance with Subsection (B) of this Section 4.10, then the Base Rent to be paid by Tenant to Landlord until such determination has been made shall be the fair market rental value (as is set forth in Landlord's Letter) plus all sums payable pursuant to Sections 1.05 and 3.01, as modified pursuant to the provisions of Subsection (A) hereof and any other Additional Rent. After such determination has been made for the Base Rent during the Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Base Rent payable by Tenant to Landlord and any deficiency in Base Rent due from Tenant to Landlord during the Extension Term shall be immediately paid.

Section 4.11 Expansion Premises.

(A) Provided that (i) Tenant is not in default (beyond the expiration of any applicable notice and cure period) of its obligations under this Lease, and (ii) Landlord receives a bona fide offer that Landlord is willing to accept to lease approximately three thousand seven hundred eighty (3,780) rentable square feet of space, located on the third (3rd) floor of the Building that is designated as the "Expansion Premises" on Exhibit G hereto (the "Expansion Premises"), Landlord shall deliver a written notice to Tenant (the "Expansion Notice"). In the event Tenant desires to lease all (but not less than all) of the Expansion Premises, then Tenant shall, within ten (10) days after its receipt of the Expansion Notice, deliver a notice (the "Acceptance Notice") to Landlord which states that Tenant desires to lease the entire Expansion Premises. In the event


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

that Tenant fails to deliver the Acceptance Notice to Landlord prior to the expiration of the applicable ten (10) day period, then, except as provided in
Section 4.11(C) below, Tenant shall have no further right to lease the Expansion Premises.

(B) In the event that Tenant delivers the Acceptance Notice to Landlord prior to the expiration of the applicable ten (10) day period, then Landlord shall lease the Expansion Premises to Tenant upon the following terms and conditions: (i) the commencement date of the Lease with respect to the Expansion Premises (the "Expansion Premises Commencement Date") shall be the date that Landlord tenders possession of the Expansion Premises; (ii) the expiration date of the Lease with respect to the Expansion Premises shall be coterminous with the term of the Lease (iii) the Base Rent for the Expansion Premises shall be the product of 3,780 multiplied by the amount per rentable square foot as then escalated that Tenant is then paying as the Base Rent (iv) "Tenant's Pro Rata Share" shall be increased to reflect the additional rentable square footage that is contained within the Expansion Premises; (v) Tenant shall lease the Expansion Premises from Landlord in its then "as-is" condition, (vi) in lieu an improvement allowance or construction allowance, Landlord shall provide Tenant with a construction allowance equal to the product 01 (x) Fifty-Six Thousand Seven Hundred and No/l00 Dollars ($56,700.00) [i.e., $15.00 multiplied times 3,780], multiplied by (y) a fraction, the numerator of which shall be the number of monthly which will remain in the initial term of the Lease as of the "Expansion Premises Rent Commencement Date" (as defined below) and the denominator of which shall be eighty-four (84); (vii) the rent commencement date with respect to the Expansion Premises (the "Expansion Premises Rent Commencement Date") shall be the date that is sixty (60) days after the date that Landlord tenders possession of the Expansion Premises provided, however, if Landlord does not provide Tenant with at least fifteen (15) days prior notice of the date that Landlord will tender the Expansion Premises to Tenant, such sixty (60) day period shall be extended on a day for day basis (not to exceed fifteen (15) days in the aggregate) for each day that Landlord fails to provide such fifteen (15) days prior notice; and (viii) the Base Rent that is then payable with respect to the Expansion Premises shall be increased on an annual basis on the same date and by the same increase per rentable square foot, that the Base Rent is increased;
(ix) Tenant shall be entitled to ten (10) additional parking contracts in connection with its leasing of the Expansion Premises; and (x) Landlord shall approve or disapprove of Tenant's plans and specifications for the Expansion Premises within seven (7) business days after Landlord receives the same. Except as set forth in the sentence which immediately precedes this sentence, Tenant shall lease the Expansion Premises from Landlord upon all of the terms and conditions that are applicable to Tenant's leasing of the Premises. In the event Tenant timely delivers the Acceptance Notice to Landlord, then Landlord and Tenant shall, upon ten (10) days prior notice from Landlord, enter into a lease amendment to reflect the foregoing terms and conditions upon which Tenant is leasing the Expansion Premises.

(C) In the event that (i) Landlord has delivered the Expansion Notice to Tenant,
(ii) Tenant did not exercise its right to lease the Expansion Premises, (iii) either (x) the term of the lease for the Expansion Premises for the tenant who was the subject of the bona fide offer has ended, or (y) Landlord did not ever enter into a lease with such proposed tenant for the Expansion Premises, and
(iv) Landlord receives a bona fide offer to lease the Expansion Premises that Landlord is willing to accept, then provided that Tenant is not in default under the Lease, Landlord shall deliver a written notice to Tenant (the "Expansion Notice"). In the event Tenant desires to lease all (but not less than all) of the Expansion Premises, then Tenant shall, within ten (10) days after its receipt of the Expansion Notice, deliver a notice (the "Acceptance Notice") to Landlord which states that Tenant desires to lease the Expansion Premises. In the event that Tenant fails to deliver the Acceptance Notice to Landlord prior to the expiration of the applicable ten (10) day period, then Tenant shall have no further right to lease the Expansion Premises.

(D) In the event that Tenant delivers the Second Acceptance Notice to Landlord prior to the expiration of the applicable ten (10) day period, then Landlord shall lease the Expansion Premises to Tenant upon the following terms and conditions: (i) the commencement date of the Lease with respect to the Expansion Premises (the "Expansion Premises Commencement Date") shall be the date that Landlord tenders possession of the Expansion Premises; (ii) the expiration date of the Lease with respect to the Expansion Premises shall be coterminous with the term of the Lease with respect to the balance of the space being leased by Tenant in the Building; (iii) the Base Rent for the Expansion Premises shall be the fair market rent for such space after taking into


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

account the construction allowance for such space which shall be made available for Tenant in accordance with clause (vi) below, which fair market rent shall be determined in accordance with the procedures set forth in Section 4.10(B) of the Lease, except that the parties shall select the "Independent Broker" (as defined in the Lease) within ten (10) days after the date that Tenant delivers the Acceptance Notice; (iv) "Tenant's Expansion Space Pro Rata Share" shall be increased to reflect the additional rentable square footage that is contained within the Expansion Premises; (v) Tenant shall lease the Expansion Premises from Landlord in its then "as-is" condition, (vi) in lieu of an improvement allowance or construction allowance, Landlord shall provide Tenant with a construction allowance equal to the product of (x) Fifty-Six Thousand Seven Hundred and No/100 Dollars ($56,700.00) [i.e., $15.00 multiplied times 3,780], multiplied by (y) a fraction, the numerator of which shall be the number of months which will remain in the initial term of the Lease as of the Expansion Premises Rent Commencement Date and the denominator of which shall be eighty-four (84); (vii) the rent commencement date with respect to the Expansion Premises (the "Expansion Premises Rent Commencement Date") shall be the date that is sixty (60) days after the date that Landlord tenders possession of the Expansion Premises provided, however, if Landlord does not provide Tenant with at least fifteen (15) days prior notice of the date that Landlord will tender the Expansion Premises to Tenant, such sixty (60) day period shall be extended on a day for day basis (not to exceed fifteen (15) days in the aggregate) for each day that Landlord fails to provide such fifteen (15) days prior notice; and
(viii) the Base Rent that is then payable with respect to the Expansion Premises shall be increased on an annual basis on the same date, and by the same increase per rentable square foot, that the Expansion Premises Base Rent is increased;
(ix) Tenant shall be entitled to ten (10) additional parking contracts in connection with its leasing of the Expansion Premises; and (x) Landlord shall approve or disapprove of Tenant's plans and specifications for the Expansion Premises within seven (7) business days after Landlord receives the same. Except as set forth in the sentence which immediately precedes this sentence, Tenant shall lease the Expansion Premises from Landlord upon all of the terms and conditions that are applicable to Tenant's leasing of the Expansion Premises. In the event Tenant timely delivers the Acceptance Notice to Landlord, then Tenant shall, upon ten (10) days prior notice from Landlord, enter into a lease amendment to reflect the foregoing terms and conditions upon which Tenant is leasing the Expansion Premises.

Section 4.12 Satellite Antenna

(A) Provided this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable grace period, Tenant may, at its sole cost and expense, install and operate during the Term, a satellite antenna receiving dish or terrestrial microwave antenna (hereinafter the "Satellite Antenna") on the roof of the Building at a location (hereinafter the "Installation Area") to be designated by Landlord, and reasonably acceptable to Tenant. The installation of such Satellite Antenna shall be subject to the following:

      (1) Tenant shall not install or operate the Satellite Antenna until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld, conditioned or delayed provided, and on the condition, that Tenant submits plans and specifications for the installation of the Satellite Antenna which are reasonably acceptable to Landlord. Prior to commencing such installation Tenant shall provide Landlord with (i) copies of all required governmental and quasi-governmental permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Satellite Antenna; and (ii) a Certificate of Insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Satellite Antenna. Landlord may withhold approval if the installation or operation of the Satellite Antenna may damage the structural integrity of the Building.

      (2) Tenant warrants and represents that (i) Tenant shall repair in a good and workmanlike manner any damage to the roof of the Building caused by the installation or operation of the Satellite Antenna, (ii) the maintenance of the Satellite Antenna on the roof or the operation thereof shall not cause interference with any telecommunications, mechanical or other systems either then located at or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or then located at or servicing any building, premises or location in the vicinity of the

      Building limited however to that permissible under applicable F.C.C. regulations to the extent that such regulations apply, (iii) the installation, existence, maintenance and operation of the Satellite Antenna shall not constitute a violation of any applicable laws, ordinances, rules, orders, regulations, etc. of any Federal, State, county and Municipal authorities having jurisdiction thereover.

      (3) The installation of the Satellite Antenna shall be made subject to and in accordance with all of the provisions of this Lease. The contractors performing the installation of the Satellite Antenna and/or performing any work on or to the roof of the Building shall be approved or designated by Landlord prior to the commencement of any work.

      (4) Tenant covenants and agrees that the installation, operation and removal of the Satellite Antenna will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liabilities and expenses including reasonable attorney's fees and disbursements in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, operation or removal of the Satellite Antenna.

      (5) Landlord, at its sole option, may require Tenant, at any time prior to the Expiration Date, to terminate the operation of the Satellite Antenna if it is causing physical damage to the structural integrity of the Building, interfering with any other service provided to other tenants in the Building, interfering with any other tenant's business, in excess of that permissible under F.C.C. regulations to the extent that such regulations apply and such regulations shall not require such tenants or those providing such services to correct such interference. Notwithstanding the foregoing, if Tenant can correct the damage or disturbance caused by the Satellite Antenna to Landlord's reasonable satisfaction, Tenant may restore its operation. If the Satellite Antenna is not corrected and restored to operation within thirty (30) days, Landlord, at its sole option, may require that Tenant remove the Satellite Antenna at its own expense.

      (6) At the expiration or sooner termination of this Lease, or upon termination of the operation of the Satellite Antenna, or revocation of any license issued, Tenant shall remove the Satellite Antenna from the Building at its sole cost and expense. Tenant shall leave the Installation Area in good order and repair. If Tenant does not remove the Satellite Antenna when so required, Tenant hereby authorizes Landlord to remove and dispose of the Satellite Antenna and to charge Tenant for all costs and expenses incurred.

                                    ARTICLE 5

                         Landlord's Covenants and Rights

Section 5.01 Quiet Environment and Subordination.

(A) Landlord covenants and agrees that, upon performance by Tenant of all of the terms, covenants, obligations, conditions and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the terms and conditions of this Lease.

(B) This Lease is subject and subordinate to any reciprocal easement agreements or any other easements (each, an "Easement") and to any renewals, modifications, increases, extensions, replacements and substitutions of any thereof now or hereafter affecting the Premises and/or the Building. In addition, this Lease is subject, and, provided that a non-disturbance agreement as described in Section 5.01(C) hereof is delivered with respect thereto, subordinate to all ground or underlying leases (each, a "Superior Lease"); any mortgage, deed of trust or deed to secure debt (each, a "Mortgage"); and to any renewals, modifications, increases, extensions, replacements, and substitutions of any thereof now or hereafter affecting the Premises and/or the Building. Tenant shall execute and deliver, upon request, such further instrument(s) in recordable form confirming this subordination as may be requested by Landlord, or the holder of any Mortgage or the lessor under any Superior Lease provided that a non-disturbance agreement as described in Section 5.01(C) hereof is delivered with respect to the applicable Mortgage or

Superior Lease. Notwithstanding anything to the contrary contained herein, at the option of the holder of any Mortgage, this Lease shall be made superior to such Mortgage by the insertion therein of a declaration that this Lease is superior.

(C) Tenant agrees that Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage. In the event of such an assignment, Tenant shall give the holder of such Mortgage a copy of any request for performance by Landlord or any notice of default by Landlord, and, in the event Landlord fails to cure any such default, Tenant shall give such holder a reasonable period, commencing on the last day on which Landlord could cure such default, in which to cure same.

(D) Landlord hereby represents that there are no Superior Leases affecting the Building as of the date hereof. Landlord shall use reasonable efforts (which efforts shall not require Landlord to expend any sum of money) to obtain a non-disturbance agreement from the holder of any Mortgage or from the lessor under any Superior Lease hereafter encumbering the Building in the form annexed hereto as Exhibit I or in the standard form of any such holder or lessor which shall provide in substance that so long as Tenant is not in default under this Lease beyond any applicable notice and grace period (a) Tenant shall not be joined as a party defendant (unless required by applicable law) (i) in any action or proceeding which may be instituted or taken by any lessor under a Superior Lease for the purpose of terminating the Superior Lease by reason of any default thereunder or (ii) in any foreclosure action or proceeding which may be instituted by the holder of a Mortgage, and (b) Tenant shall not be evicted from the Premises, nor shall Tenant's leasehold estate or right to possession of the Premises be terminated or disturbed by reason of any default under any Superior Lease or Mortgage. Any non-disturbance agreement may also provide that Tenant will, at the option of the holder of any Mortgage or the lessor under any Superior Lease, either (i) attorn to such holder or lessor and perform for its benefit all the terms, covenants and conditions to be performed by Tenant under this Lease with the same force and effect as if the holder or lessor were the Landlord originally named in this Lease or (ii) enter into a new lease with the lessor under the Superior Lease or the holder of any Mortgage or their respective successors or assigns for the balance of the Term on the same terms and conditions as contained in this Lease. Landlord's failure to obtain a non-disturbance agreement from the holder of any future Mortgage or the lessor of any future Superior Lease encumbering the Building shall not relieve or release Tenant from any of its obligations under this Lease, provided that, in such event, this Lease shall be superior to the applicable future Superior Lease or future Mortgage.

Section 5.02 Landlord's Services.

(A) During the Term, Landlord shall operate and maintain the Building in accordance with the standards generally prevailing in the operation and maintenance of similar quality Class A office buildings situated in the general vicinity of the Building and in accordance with all applicable laws and regulations. Subject to the payment by Tenant of Base Rent and any Additional Rent, Landlord shall provide the following services:

      (1)   Landlord shall provide the following services to the Premises:

            (a) Heating and air conditioning in season at such temperatures and in such amounts as shall be considered by Landlord to be building standard on weekdays, from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. Sundays, legal holidays (which for purposes of this Lease shall mean New Year's Day, Presidents' Day (Observed), Memorial Day (Observed), Independence Day (Observed), Labor Day (Observed), Thanksgiving Day and Christmas) and any hours other than those specified herein as building standard shall not be deemed usual and customary business hours, and such service will be provided at these times only if Tenant shall request same within a reasonable period of time prior to the need for such services. Tenant shall pay for such services at Landlord's actual cost therefor, as Additional Rent, within thirty (30) days after rendition of a bill therefor, at the rate for such services at the Building as determined by Landlord, subject to a minimum usage fee based upon the minimum overtime labor for the Building. Whenever equipment that generates abnormal heat which affects the temperature otherwise maintained by the air conditioning system is used in the Premises, Landlord shall have the right to install supplemental air conditioning equipment in the Premises, and the cost thereof, including the cost of installation, operation, electrical use, maintenance and metering, shall be paid by Tenant to Landlord, as Additional Rent, on demand.

            (b) Electrical energy (not exceeding the present electrical capacity of the Premises) upon the following terms and conditions: (i) Landlord shall be responsible for replacing all light bulbs, fluorescent lamps, and all ballasts used by the Tenant in the Premises, except that Tenant shall be responsible for replacing the same in non-building standard fixtures; (ii) all equipment required to obtain additional electrical energy for Tenant from the public utility company shall be installed and maintained by Landlord at Tenant's expense; and (iii) Landlord shall not be liable for damages or consequential damages or in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity furnished to the Premises or of any other utility and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement or in case of emergency.

            (c) Janitor service five (5) days per week (excluding legal holidays) in accordance with the cleaning specifications set forth on Exhibit H annexed hereto).

            (d) Access by way of a 24-hour access system the same as or substantially similar to that which is used in the Building as of the date hereof (with the provision of up to forty-nine (49) access cards at Landlord's expense and, provided that no more than forty-nine (49) access cards shall be available to Tenant at any given time, additional cards at Tenant's expense) or such other 24-hour access system which in the future is then generally used in similar quality Class A office buildings in the general vicinity of the Building, twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, with access to at least one (1) elevator in operation after normal business hours.

      (2)   Landlord shall provide the following services in the Office
            Building:

            (a) Hot and cold water;

            (b) Elevator service in common with other tenants; and

            (c) Heat, ventilation, cooling, lighting, electrical service and domestic running water, in those areas of the Office Building designated by Landlord for use during normal business hours by Tenant in common with other tenants and persons in the Office Building.

      (3) Landlord shall maintain and repair the foundations, structure and roof of the Office Building and shall operate, maintain, repair and replace the systems, facilities and equipment directly necessary to provide the services described in this Section 5.02 (unless same are installed by or are the property of Tenant); provided that:

            (a) Landlord shall use reasonable diligence in carrying out its obligations under this Section 5.02, but shall not be liable under any circumstances for any damages (including consequential damages) for any failure to do so;

            (b) No reduction or discontinuance of the services described in this
            Section 5.02 shall be construed as an eviction of Tenant or release Tenant from any of its obligations under this Lease;

            (c) Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages or consequential damages or in any other way for losses due to any criminal act or for damage done by unauthorized persons on the Premises or in the Building; and

            (d) Tenant shall reimburse Landlord for the cost of any repairs or maintenance performed by Landlord if the need for same arose as a result of the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees.

Section 5.03 Alterations and Entry by Landlord.

(A) Landlord may from time to time: (i) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to service the Premises or other parts of the Building; (ii) make changes in or additions to any part of the Building not in or forming part of the Premises; (iii) change or alter the location of any areas of the Building which may be designated by Landlord for use during normal business hours by Tenant in common with other tenants and persons in the Office Building but under the exclusive control of Landlord; and (iv) grant easement(s) on, over, under and above the Premises. Landlord, its agents and representatives shall have the right to enter the Premises by any and all means at any time in case of an emergency, and at all reasonable times for any purpose permitted hereunder, including, but not limited to, showing the Premises to prospective purchasers or mortgagees and, during the last six (6) months of the term, prospective tenants, and posting notices of non-responsibility. Tenant shall give Landlord a key for all of the doors of the Premises.

(B) In performing its covenants under this Article 5, Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with the performance by Landlord of any work or the provision of any services required or permitted hereunder.

Section 5.04 Landlord's Right to Cure. All agreements, covenants and conditions to be performed by Tenant under this Lease shall be at Tenant's expense and without any abatement of Base Rent or any Additional Rent. If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required of Tenant hereunder within ten (10) days after notice (or without notice in an emergency), then Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant. All sums paid and all costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

Section 5.05 Abatement Condition.

(A) In the event Landlord fails to provide an Essential Service (as hereinafter defined) which Landlord is required to provide to the Premises pursuant to the terms of Section 5.02 of this Lease (an "Abatement Condition") which prevents Tenant from occupying all or a material portion of the Premises (the "Abatement Space") (unless such failure results from Tenant's acts or omissions or by reason of force majeure), then Tenant may elect, by notice to Landlord, to have Base Rent abate, subject to the following additional provisions having occurred in each instance:

      (i) With respect to the Abatement Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof, which notice shall designate the cause of the Abatement Condition and the portion of the Premises which is not occupiable by Tenant and the Abatement Condition in question shall have continued after Tenant has given notice, for a period of not less than seven (7) consecutive business days; and

      (ii) Tenant, solely because of the occurrence of the Abatement Condition, has actually vacated the Abatement Space for not less than seven (7) consecutive business days after the giving of notice of the Abatement Condition.

            If, with respect to the Abatement Condition in question, the conditions of this Section 5.05(A) are fulfilled, then Base Rent shall abate, in the proportion that rentable square foot area of the Abatement Space actually vacated bears to the rentable square foot area of the

Premises, for a period equal to the lesser of (i) the period during which Tenant has actually vacated the Abatement Space, but commencing no sooner than the day after the giving of notice of the Abatement Condition and (ii) the period of time between Tenant's having vacated the Abatement Space, but commencing no sooner than the day after the giving of notice of the Abatement Condition, and ending on the date following receipt by Tenant of notice of the curing of the Abatement Condition. Tenant agrees that the giving of notice of the Abatement Condition shall be an election of remedies, and Tenant shall be deemed to have waived any other rights against Landlord in law or in equity, including, but not limited to, an action for money damages in connection with the Abatement Condition in question. For purposes hereof, an "Essential Service" shall mean the services provided by the HVAC systems, life safety systems, mechanical systems, plumbing and waste disposal systems, and electrical system (to the extent required to be supplied by Landlord).

(B) Anything herein to the contrary notwithstanding, except if required by any governmental regulation, in the event Landlord falls to provide HVAC service pursuant to Section 5.02 hereof so as to maintain the temperature within the majority of the area of the Premises between 68(degrees) F and 780(degrees) F on building standard days and hours as specified in said Section 5.02 (an "HVAC Abatement Condition") (unless such failure results from Tenant's acts or omissions or by reason of force majeure), then Tenant may elect, by notice to Landlord, to have Base Rent abate, subject to the following additional provisions having occurred in each instance:

      (i) with respect to the HVAC Abatement Condition in question, Tenant shall have given notice to Landlord of the occurrence thereof; and

            (ii) the HVAC Abatement Condition in question shall have continued after Tenant has given notice, for more than 4 hours per day during normal business hours and a period of not less than five (5) consecutive business days (which five (5) business day period shall be extended one (1) day for each day of delay caused by time required by Landlord to obtain equipment required to remedy such condition or any other Force Majeure Event).

            If, with respect to the HVAC Abatement Condition in question, the conditions of this Section 5.05(B) are fulfilled, then Base Rent shall abate in its entirety, for a period (i) commencing on the day after the giving of notice of the HVAC Abatement Condition and (ii) ending on the date following, receipt by Tenant of notice of the curing of the HVAC Abatement Condition. Tenant agrees that the giving of notice of the HVAC Abatement Condition shall be an election of remedies, and Tenant shall be deemed to have waived any other rights against Landlord in law or in equity, including, but not limited to, an action for money damages in connection with the HVAC Abatement Condition in question.

Section 5.06 Landlord's Insurance. Subject to reimbursement as an Operating Expense as provided in Section 3.01 hereof, Landlord shall procure and maintain in effect throughout the Term of this Lease, (i) Commercial General Liability Insurance covering the common areas of the Building against claims for bodily injury or death or property damage occurring upon, in or about such areas, and
(ii) "all-risk" insurance covering not less than eighty percent (80%) of the replacement value of the Building (excluding all foundations, fixtures and property required to be insured by Tenant under Section 4.05 hereof or by any other tenant of the Building under its lease), in such amounts and with such coverages and endorsements as Landlord deems reasonably prudent.

Section 5.07 Landlord's Indemnification. Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors and employees (collectively, "Tenant Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses, and all losses and damages incurred by any of the Tenant Indemnitees by reason of damage to any third party resulting from any occurrence within the common areas of the Building without any negligence on the part of any of the Tenant Indemnitees and arising from the negligence or willful misconduct of Landlord or its employees or agents in failing to maintain the common areas of the Building in accordance with the provisions of this Lease. Upon notice from Tenant, Landlord shall defend any such claim, demand, cause of action or suit at Landlord's expense by counsel selected by Landlord and reasonably satisfactory to Tenant, provided, however, that any counsel selected by Landlord's insurance carrier shall be automatically deemed acceptable to Tenant.

                                    ARTICLE 6

                            Eminent Domain, Casualty

Section 6.01 Eminent Domain.

(A) If, during the Term, all of the Premises shall be taken (or temporarily taken for a period of one (1) year or more) by a public authority under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises ("Date of Such Taking"). Notwithstanding the foregoing, if more than one-third (1/3) of the number of rentable square feet in the Premises is so taken or purchased, Tenant shall have the right to terminate this Lease by giving Landlord notice no later than thirty
(30) days after the Date of Such Taking, and thereupon this Lease shall terminate on the last day of the month following the month in which notice is given. In both of such events, Tenant shall have no claim for the value of any unexpired Term of this Lease.

(B) If, during the Term, part of the Building is so taken or purchased, and if, in Landlord's opinion, substantial alteration of the Building is necessary or desirable as a result thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days written notice of such termination, and thereupon this Lease shall terminate on the date set forth in such notice.

(C) If a portion of the Premises is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Such Taking and Landlord shall adjust Base Rent and Additional Rent to account for the reduced number of rentable square feet in the Premises. Landlord shall restore and redemise the Premises to the extent required to exclude from the Premises that portion so taken; provided, however, that Landlord's obligation to restore and redemise the remainder of the Premises shall be limited to the funds available to Landlord from the condemnation award or other consideration paid for the affected portion of the Premises. In no event shall Landlord be obligated to replace or restore any improvements to the Premises or alterations thereof installed therein by or on behalf of Tenant, nor shall Landlord be obligated to replace, repair or restore Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like. Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected portion of the Building, and Tenant shall not have any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase.

(D) If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a period of less than one year, this Lease shall continue in full force and effect and Tenant shall continue to pay in full all Base Rent and any Additional Rent herein reserved, without reduction or abatement.

(E) Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering for its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's improvements, chattels or trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business; provided that any such award or compensation shall not reduce the amount of the award otherwise payable to Landlord.

Section 6.02 Damage by Fire or Other Casualty.

(A) If the Premises shall be partially damaged by fire or other casualty, then the damage shall be repaired by Landlord, except as otherwise provided in this
Section 6.02, from the insurance
proceeds actually paid to Landlord. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

(B) If the Premises are totally damaged or rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within one hundred eighty (180) days after the casualty, or if all or any portion of the proceeds of any insurance policy are retained by the lessor under any Superior Lease or the holder of any Mortgage, or if Landlord shall decide not to repair the Building, then Landlord may, within one hundred eighty
(180) days after such fire or other casualty, give Tenant notice of termination of this Lease, and thereupon the Term shall expire ten (10) days after such notice is given.

(C) Landlord's obligations in connection with such restoration work shall be strictly limited to the replacement of the basic building area and in no event shall Landlord be obligated to replace or restore any improvements to the Premises or any alterations thereof which were installed therein by or on behalf of Tenant, or Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like.

(D) Notwithstanding Landlord's rights of termination set forth in subparagraph
(B) above, if all or substantially all of the Premises are damaged or rendered untenantable by fire or other casualty, Tenant may deliver a notice to Landlord requesting Landlord's estimate of the period of repair or reconstruction of the Premises and a statement whether Landlord intends to repair and restore the Premises. Landlord shall thereupon give Tenant written notice ("Estimated Repair Notice") within forty-five (45) days after Tenant's request of whether Landlord intends to repair and restore the Premises and Landlord's architect's reasonable estimate of the period required to repair or reconstruct the Premises, and if such period exceeds one hundred eighty (180) days from the date of fire or other casualty, or if Landlord notifies Tenant that Landlord does not intend to repair and restore the Premises, Tenant shall have the right to terminate this Lease on ten (10) days' notice to Landlord given within twenty (20) days after delivery of the Estimated Repair Notice, time being of the essence.

Section 6.03 Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises or the Building to the extent of insurance coverage which would be included in a standard "all-risk" or special form policy of property insurance. Landlord and Tenant agree that all policies of insurance shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, and, unless the policies permit waiver of subrogation without notice to the insurer, each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

                                    ARTICLE 7

                           Events of Default, Remedies

Section 7.01 Events or Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Term (each, individually, an "Event of Default" and collectively, "Events of Default") shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in Section 7.02 of this Lease or as otherwise provided at law or in equity: (1) Tenant shall fail to pay any sum payable hereunder within ten (10) days after the same shall become due and payable; or (2) Tenant fails to perform any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within fifteen
(15) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion; or (3) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent within the meaning of the United States Bankruptcy Code, as amended (the "Code"), or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief Under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator or other custodian for any substantial part of Tenant's properties or any part of the Premises; or (4) any Guarantor of this Lease shall default beyond any applicable notice and/or grace period under such guaranty.

Section 7.02 Remedies upon Default.

(A) Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the state in which the Building is located:

      (1) Landlord may give Tenant written notice of its election to terminate this Lease, effective on the date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability determined in accordance with Section 7.02(C) hereinbelow, shall be terminated.

      (2) Landlord and its agents may immediately re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, and may repossess same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of rent or Tenant's breach of covenants or conditions.

      (3) Should Landlord elect to re-enter as provided hereinabove, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant (subject to the provisions of Section 7.02(B) hereof), for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor without affecting any liability of Tenant under this Lease. Landlord shall have no obligation to relet the Premises and shall in no event be liable for failure to relet the Premises or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall affect any liability of Tenant under this Lease. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof.

(B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.

(C)   (1) If this Lease is terminated in accordance with the provisions of
      Section 7.02(A)(1) Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and any Additional Rent due hereunder as of the date of termination of this Lease plus the Base Rent and any Additional Rent which would have been owing by Tenant hereunder for the balance of the Term (collectively, the "Aggregate Gross Rent") had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting an amount (the "Reletting Costs") equal to the product of (a) all of Landlord's expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such resetting and (b) a fraction, the numerator of which is the total number of outstanding full calendar months of the Term had this Lease not been terminated, and the denominator of which shall be the total number of full calendar months in the initial Term or, if such termination occurs during the Extended Term, the Extended Term hereof. Landlord shall be entitled to collect Base Rent, any Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and any Additional Rent would have been payable hereunder if this Lease had not been terminated. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then value of the Aggregate Gross Rent (discounted to the date of what would otherwise be the expiration of the then current term at the rate of four percent (4%) per annum) and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Term. If Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Term (or any part thereof), the amount of rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental Value for the Premises (or the portion thereof so relet) for the term of such reletting. Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Rent and any Additional Rent reserved in this Lease.

      (2) In the event Landlord does not elect to terminate this Lease, but takes possession as provided in Section 7.02(A)(2), Tenant shall pay to Landlord the Base Rent and any Additional Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds received by Landlord, if any, of any reletting of the Premises by Landlord after deducting the Reletting Costs to the extent not paid to Landlord pursuant to the following sentence. Tenant shall pay rent and all other sums due to Landlord, monthly, on the days on which Base Rent would have been payable hereunder if possession had not been retaken.

(D) This Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and any Additional Rent, as the same become due under this Lease.

(E) Landlord and Tenant further acknowledge that, to induce Tenant to enter into this Lease, and in consideration of Tenant's agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has agreed to waive (i) reimbursement from Tenant of the amount of any tenant improvement expenses (including, without limitation, the Tenant Improvement Allowance), which pursuant to the terms of this Lease, Landlord has agreed to be liable for in connection with the build-out of the Premises for Tenant's initial occupancy and/or (ii) payment by Tenant of Base Rent or portions thereof during the period(s) specified herein. Upon the occurrence of an Event of Default under this Lease due to (a) Tenant's filing a petition, case or proceeding under any section or chapter of the Code (as defined in Section 7.0 1(A) hereof) or any similar law or statute of the United States or (b) the filing of an involuntary bankruptcy petition, case or proceeding against Tenant under the Code or under any similar law or statute of the United States, the foregoing waiver of payment of Base Rent or portions thereof shall be of no further force and effect as to any subsequent payments of Base Rent otherwise due under this Lease, each of the foregoing waivers shall be deemed revoked retroactively and Tenant shall immediately pay to

Landlord as Additional Rent: (1) any and all payments of Base Rent which have theretofore been waived and (2) the unamortized cost of any tenant improvement expenses incurred by Landlord, which shall be equal to the product of (a) the tenant improvement expenses incurred by Landlord, and (b) a fraction, the numerator of which shall be the number of months and/or portions thereof from the date of one year beyond the occurrence of such event of Default to the Expiration Date, not to exceed the number of months in which Tenant is obligated to pay rent hereunder without any abatement or concession, and the denominator of which shall be the number of months and/or portions thereof in the Term less the number of months in the Term in which Landlord has waived payment of Base Rent or portions thereof. Landlord may, or, at Tenant's request, shall, after the occurrence of such Event of Default, forward a statement to Tenant setting forth the unamortized cost of the tenant improvement expenses incurred by Landlord and of all Base Rent payments which have heretofore been waived by Landlord and are not payable in accordance with this Subsection, but the failure to deliver such statement shall not be deemed to be a waiver of the right to collect such amounts.

Section 7.03 Cure by CMSFS.

(A) Upon providing Tenant any notice of a default under this Lease, or a termination of this Lease, Landlord shall, at the same time, provide a copy of such notice to CMSFS. From and after such notice has been given to CMSFS, CMSFS shall have the same period, after the giving of such notice upon it, for remedying any default, or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in Sections 7.03(B) and 7.03(C) below to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by CMSFS as if the same had been done by Tenant. Tenant authorizes CMSFS to take any such action at CMSFS' option and does hereby authorize entry upon the Premises by CMSFS for such purpose.

(B) Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify CMSFS of Landlord's intent to so terminate at least ten (10) days in advance of the proposed effective date of such termination. The provisions of Section 7.03(C) below shall apply if, during such ten (10) day termination notice period, CMSFS shall:

      (1) notify Landlord of CMSFS' desire to nullify such notice, and

      (2) pay or cause to be paid all rent, additional rent, and other payments then due and in arrears as specified in the termination notice to CMSFS and which may become due during such ten (10) day period, and

      (3) comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by CMSFS.

(C) In the event of the termination of this Lease as a result of Tenant's default, Landlord shall, in addition to providing the notices of default and termination as required above, provide CMSFS with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees to enter into a new lease ("New Lease") of the Premises with CMSFS for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided:

      (1) CMSFS shall make written request upon Landlord for such New Lease within ten (10) days after the date CMSFS receives Landlord's notice of termination of this Lease given pursuant to Section 7.03(B) hereof.

      (2) CMSFS shall pay or cause to be paid to Landlord, at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all expenses, including reasonable attorney's fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant.

      (3) CMSFS shall agree to remedy any of Tenant's defaults of which CMSFS was notified by Landlord's notice of termination and which are reasonably susceptible of being so cured by CMSFS or its designee.

                                    ARTICLE 8

                            Miscellaneous Provisions

Section 8.01 [Intentionally Deleted].

Section 8.02 Late Charges. All amounts payable hereunder which remain unpaid for ten (10) days after their respective due dates shall bear interest from the date that the same became due and payable to and including the date of payment, whether or not demand is made therefor, at the lesser of (i) the rate of eighteen percent (18%) per annum or (ii) the maximum legal interest rate allowed by the state in which the Building is located.

Section 8.03 Holding Over. If Tenant remains in possession of the Premises after the expiration or other termination of the Term, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a month-to-month tenant only, at a monthly rental equal to one and one-half (1-1/2) times the Base Rent payable hereunder during the last month of the Term. Tenant shall also pay all Additional Rent payable under this Lease, prorated for each month during which Tenant remains in possession. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from failure to surrender possession upon the expiration date or sooner termination of the Term, and such obligations shall survive the expiration or sooner termination of this Lease.

Section 8.04 Notices. Any and all notices required or which either party herein may desire to give to the other (each, a "Notice") shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or one day after delivery to the overnight courier, and shall be delivered to Landlord's Notice Address or Tenant's Notice Address, as appropriate. The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in Section 1.01(G) and Section 1.01(0). Either party may designate a different address or addresses for communications intended for it. Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent, any Additional Rent or any Landlord's Operating Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed. Landlord may act through its managing agent for the Building or through any other person who may from time to time be designated by Landlord in writing:

Section 8.05 Authority of Tenant.

(A) If Landlord or Tenant is a corporation, partnership, joint venture or unincorporated association, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and that this Lease is binding upon such entity in accordance with its terms. If this Lease is executed by more than one tenant, Tenant's obligations hereunder shall be the joint and several obligations of each tenant executing this Lease.

(B) Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

Section 8.06 Financial Statements. Tenant shall, when requested by Landlord from time to time, which request shall not be made more frequently than once in any twelve (12) month period, furnish a true and accurate statement of its financial condition prepared in conformity with recognized accounting principles and in a form reasonably satisfactory to Landlord, certified by Tenant's chief financial officer as to the truth and accuracy thereof.

Section 8.07 Brokerage.

(A) Tenant represents and warrants that it has dealt only with Broker and/or with Landlord and its direct employees, and no other broker or agent, in connection with the negotiation or execution of this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all damage, loss, cost or expense including, without limitation, all attorneys' fees and disbursements incurred by reason of any claim of or liability to any other broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease, and such obligations shall survive the expiration or sooner termination of this Lease.

(B) Landlord shall pay The Fred Ezra Company ("Ezra") a commission in connection with this Lease. Such commission shall be payable in accordance with a separate written agreement between Landlord and Ezra.

Section 8.08 Definition of Landlord. The term "Landlord" as used in this Lease shall mean only the owner of the Building, or the tenant under a Superior Lease. In the event of any transfer of title to or lease of the Building, the transferor shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising after the date of transfer without further agreement between the parties or their successors in interest and Tenant shall look solely to the successor in interest of the transferor as Landlord under this Lease and it shall be deemed and construed that such transferee has assumed and agreed to carry out all of such covenants and obligations of Landlord hereunder, and, further, the transferor shall be deemed entirely freed of all obligations of Landlord hereunder arising prior to the date of transfer to the extent of an actual assumption by the transferee. This Lease shall not be affected by such transfer or lease, and Tenant agrees to attorn to the transferee or assignee, such attornment to be effective and self-operative without the execution of any further instrument by the parties to this Lease.

Section 8.09 Entire Agreement.

(A) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties. No amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

(B) The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties hereto unless and until executed and delivered by both Landlord and Tenant and will be effective only upon Landlord's execution and delivery of same. Except as expressly contained herein, (i) neither Landlord nor Landlord's agent or attorneys have made representations, warranties or promises with respect to the Premises, the Building or this Lease; (ii) Tenant has inspected the Premises and agrees to take same in its "as-is" condition; and (iii) Landlord shall have no obligation to do any work in and to the Premises in order to prepare the Premises for occupancy and use by Tenant.

Section 8.10 Force Majeure. Any obligation of Landlord which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials, war, governmental laws or action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord's reasonable control (each, a "Force Majeure Event"), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance. Tenant shall likewise not be deemed in default in the performance of any of its obligations under this Lease (other than monetary obligations, except as otherwise specifically provided in Section 1.01(LL) hereof with respect to the determination of the Rent Commencement Date) if it is unable to fulfill such obligations by reason of a Force Majeure Event, provided that the foregoing shall not serve to relieve Tenant from the timely obligation to pay Base Rent or Additional Rent or from the performance of any other financial obligation of Tenant under this Lease.

Section 8.11 No Setoff. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff or offset, or, except as otherwise provided in Section
5.05 or Section 6.01 hereof, any abatement or deduction of rent or other amounts due Landlord hereunder if Landlord fails to perform its obligations hereunder. In no event shall Landlord, any holder of a Mortgage and/or lessor under a Superior Lease be responsible for any consequential damages incurred by Tenant as a result of any default by Landlord.

Section 8.12 Interpretation.

(A) Any remedy or election given pursuant to any provision in this Lease shall be cumulative with all other remedies at law or in equity unless otherwise specifically provided herein.

(B) This Lease shall be construed in accordance with the laws of the state in which the Building is located. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

(C) Landlord and Tenant each acknowledge and warrant that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease is the result of negotiations between the parties and their respective attorneys and shall be construed in an even and fair manner, regardless of the party who drafted this Lease.

(D) [Intentionally Deleted].

(E) If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 8.13 Enlarging the Office Building. Landlord hereby reserves the right to enlarge the Building by constructing additions to the improvements or other buildings on portions of the Property with or without any new parking or common areas, and by including within the Property other properties now or hereafter owned by Landlord adjacent to the Property. In such event, all new buildings, properties, common areas and parking areas shall be treated as though they are part of the Building and, at Landlord's election, all operating expenses, real property taxes and other pro rata payments required of Tenant pursuant to the terms of this Lease shall be applicable to such enlarged area and all improvements now or hereafter located thereon. In addition, upon notice to Tenant, Landlord shall have the right to designate, or to change, the name or numbers of the Building without liability to Tenant. The parties hereto agree that in the event there is an increase or decrease in the total number of rentable square feet in the Office Building after the Commencement Date, Tenant's Pro Rata Share shall be adjusted to reflect the ratio that the number of rentable square feet in the Premises bears to the total number of rentable square feet in the Office Building.

Section 8.14 Limitation or Landlord Liability. In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants. Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease and, if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to Landlord's interest in the Building for the satisfaction of Tenant's remedies.

Section 8.15 Short Form Lease. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Upon Landlord's request, Tenant agrees to execute and acknowledge a short form lease in recordable form which is satisfactory to Landlord.

Section 8.16 [Intentionally Deleted].

Section 8.17 Estoppel.

(A) [Intentionally Deleted].

(B) At any time and from time to time upon written request by Landlord, Tenant hereby agrees to deliver within ten (10) days after request, a certificate to Landlord or to any present or proposed mortgagee, lessor under a Superior Lease or purchaser, in the form supplied, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modification), that there are no defenses or offsets thereto (or stating those claimed by Tenant), the Commencement Date, the Rent Commencement Date, the Expiration Date, the dates to which Base Rent and Additional Rent have been paid and as to any other information reasonably requested by the same.

(C) At any time and from time to time upon written request by Tenant (but not more than twice in any calendar year), Landlord hereby agrees to deliver within ten (10) days after request, a certificate to Tenant, in the form supplied, which shall be reasonably satisfactory to Landlord, certifying: (1) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (2) the Commencement Date, the Rent Commencement Date and the Expiration Date; (3) the date to which the Base Rent and any Additional Rent have been paid under this Lease and the amount thereof then payable; (4) the amount of the Security Deposit and prepaid rent, if any, being held by Landlord; and (5) to the best of Landlord's knowledge, whether there are then any existing defaults by Tenant in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof.

Section 8.18 No Waiver. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

Section 8.19 No Merger. The voluntary or other surrender of possession of the Premises by Tenant, or a mutual cancellation of this Lease, shall not result in a merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

Section 8.20 Attorneys' Fees. In the event of any action or proceeding brought by either Landlord or Tenant against the other party under this Lease, the prevailing party shall be entitled to recover Court costs and the fees and disbursements of its attorneys in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may judge reasonable. Landlord shall also be entitled to recover attorneys' fees and disbursements incurred in connection with a Tenant default hereunder which does not result in the commencement of any action or proceeding.

Section 8.21 JURY TRIAL AND COUNTERCLAIM WAIVER. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE, OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT Of OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NON-PAYMENT OF BASE RENT OR ANY ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

Section 8.22 Monument Sign. In the event that any sign panel on the monument sign become available for use by a tenant or occupant of the Building, or a tenant who currently has the right to utilize such sign panel, elects, in its sole and absolute discretion, to cease using such sign panel, then, subject to the rights of all tenants in the Building as of the date of this Lease who have the right to place their sign panel on the monument sign, Landlord shall grant Tenant, at Tenant's sole cost and expense, the right to place one (1) sign panel on the monument sign. The size, design, color, location, style and method of installation of such sign panel shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant, at Tenant's sole cost and expense, shall maintain such sign panel in a first class manner at all times in accordance with all applicable governmental laws, resolutions, codes, orders and statutes.

Section 8.23 Joinder. CMSFS is joining in this Lease to evidence its agreement with, and consent to, the provisions of Section 4.08 of this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

TENANT:                                LANDLORD:
FINANCIAL INSIGHT SYSTEMS, INC.        11200 RP ASSOCIATES, L.P.
                                       By: Meridian/CRI Building GP, L.L.C., its
                                           general partner


By: /s/ [ILLEGIBLE]                        By: /s/ Bruce Lane
    -------------------                        --------------------

Name: [ILLEGIBLE]                          Name: Bruce Lane
      -------------------                        ------------------

Federal Tax I.D. Number:                   Date: 7/14/98
                        ----------              -------------------

Date: July 13, 1998

                                     JOINDER

      By signing below CMSFS evidences its agreement with, and hereby consents to, the provisions of Section 4.08 of the Lease.

                                         CAPITAL MANAGEMENT STRATEGIES
                                         FINANCIAL SERVICES, INC., a
                                         Maryland corporation

                                                By: /s/ Andrew Potterman
                                                    ------------------------
                                                Name: Andrew Potterman
                                                      ----------------------
                                                Date: 7/13/98
                                                      ----------------------

                                    EXHIBIT A
                                   FLOOR PLAN

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT B
                             [INTENTIONALLY DELETED]

                                    EXHIBIT C
                            TENANT ACCEPTANCE LETTER

      THIS CERTIFICATE OF COMMENCEMENT ("Certificate") is made this ______ day of _____________________, 19_, by and between 11200 ASSOCIATES L.P., a Maryland limited partnership ("Landlord"), and ______________________________________
_____________________ ("Tenant").

      WHEREAS, Landlord and Tenant have entered into a Lease dated _______________________ 19__ ("Lease");

      WHEREAS, those certain events have occurred and Landlord and Tenant now desire to specify the Rent Commencement Date of the Lease Term for purposes of establishing the term of the Lease and the schedule for payment of rent during said period.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant warrant and represent each to the other as follows:

      1.    The Rent Commencement Date is __________,19__.

      2.    The Expiration Date is ________________, 19__.

      3.    The Rentable Area of the Premises is ________ square feet.

      4.    Tenant's Pro Rata Share is _________ percent.

      5.    The Base Annual Base Rent is $____________.

      6.    The Base Monthly Base Rent is $_____________.

      IN WITNESS WHEREOF, Landlord and Tenant do hereby execute this Agreement under seal on the day and year first above written.

WITNESS:                            LANDLORD:
                                    11200 RP ASSOCIATES L.P., a Maryland limited
                                    partnership
                                    By: Meridian/CRI Building GP, L.L.C.

_________________________________   By: __________________________________(SEAL)
                                    Title:______________________________________

WITNESS/ATTEST:                     TENANT:
                                    ___________________________________________,
                                    a _____________________________________

_________________________________   By: __________________________________(SEAL)
                                    Title:______________________________________

                                    EXHIBIT D
                              RULES AND REGULATIONS

      (1) Security. Landlord may adopt systems and procedures for the security or safety of the Building, and the contents thereof, and Tenant shall comply with Landlord's reasonable requirements relating thereto.

      (2) Locks. Landlord may install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises and (unless 24-hour security is provided for the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. Tenant shall not alter existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed). If, without Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system (a) Landlord, without abatement of rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which requires access thereto, (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency and
(c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

      (3) Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises.

      (4) Window Coverings. Tenant shall observe Landlord's rules with respect to maintaining uniform window treatments in the Premises, and shall not install deflective film, window shades, covers or other materials on or at any window in the Premises without Landlord's prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed).

      (5) Signs. Unless otherwise expressly agreed to in writing by Landlord (a) no signs will be allowed on the exterior of the Building or the interior or exterior of windows, (b) no signs except in uniform locations and styles designated by Landlord will be permitted in the public corridors or on corridor doors or entrances to Tenant's space and (c) the construction and/or installation of all authorized signs for Tenant (other than building directory listings) will be contracted for by Landlord at the commercially reasonable rate fixed by Landlord, and Tenant shall pay for such service promptly upon rendition of a bill therefor.

      (6) Water Fixtures. Tenant shall not use water closets or water fixtures for any purposes for which they are not intended and shall pay all costs incurred as a result of any misuse of water closets or fixtures by Tenant.

      (7) Damage to Premises. Except as permitted by Landlord, no tenant shall paint signs upon, cut, drill into, drive nails or screws into, or in any way mar or deface the walls, ceilings, partitions or floors of any premises or the Building. Notwithstanding the foregoing, normal picture hanging is permitted within the Premises. Any defacement, damage or injury caused by any tenant shall be paid for by such tenant.

      (8) Prohibition Against Inflammable or Hazardous Materials. Explosives, oil, gas, or other inflammable liquids or any other article deemed hazardous shall not be brought into the Premises or the Building.

      (9) Antennas and Aerials. No antenna or aerial shall be erected on the roof or exterior walls of the Building without the prior written consent of Landlord. Any antenna or aerial so installed without prior consent shall be subject to removal without notice at any time, and Tenant shall bear all costs of removal and any repairs necessitated by virtue of its attachment to the Building. In addition, Tenant shall not be granted access to the telephone control rooms unless 24-hours prior notice is given to Landlord.

      (10) Heavy Articles. Tenant shall not place in or move about the Premises, without Landlord's prior written consent, any safe or other heavy article, and Landlord may designate the location of any heavy articles in the Premises.

      (11) [Intentionally Deleted].

      (12) Bicycles, Animals. Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated by Landlord for such purposes.

      (13) Deliveries. Tenant shall insure that deliveries of materials and supplies into or out of the Premises are made through such entrances, elevators and corridors and at such times as may be designated by Landlord, and shall promptly pay to Landlord the cost of repairing any damage in or to the Building caused thereby.

      (14) Furniture and Equipment. All furniture and equipment being moved into or out of the Premises shall be moved by movers approved by Landlord (which approval shall not be unreasonably conditioned, withheld or delayed), and Tenant shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in or to the Building caused thereby. Landlord shall not be obligated to permit Tenant to use the freight elevators at any time that Tenant is in default in the payment of Base Rent or any Additional Rent.

      (15) Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

      (16) Food and Beverage. Only persons approved by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for sale, serving or distribution of food or beverages at the Premises. The foregoing shall not, however, preclude Tenant from utilizing beverage dispensing equipment at the Premises or from allowing its employees to utilize a coffee machine and/or soda machine and/or microwave oven at the Premises or to eat lunch at the Premises, provided that no cooking or food preparations shall be carried out of the Premises, and further provided that Tenant shall not sell any food or beverage on either a wholesale or retail basis from the Premises.

      (17) Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep the lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

      (18) Obstruction. Tenant shall not obstruct the sidewalks or driveways outside the Office Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except ingress to and egress from the Premises without Landlord's prior written consent. Landlord may remove, at Tenant's expense, any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

      (19) Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

      (20) Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes the employees, contractors, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

      (21) Directory Listings. Landlord shall provide Tenant, at Landlord's expense, with at least four (4) listings on behalf of Tenant on the directory in the lobby of the Building. At Tenant's request, Landlord shall provide Tenant with additional listings on such directory at

Tenant's expense; provided that unless there is a computerized directory, Tenant shall be limited to the lesser of (i) its proportionate share of the total number of spaces for listings on such directory or (ii) the number of spaces then available on such directory.

      (22) Extermination. If the Premises shall become infested with vermin, Tenant, at its expense, shall cause the same to be exterminated as may be required by contractors approved by Landlord.

                                   EXHIBIT E-1
                                 TEMPORARY SPACE

                              [FLOOR PLAN OMITTED]

                                   EXHIBIT E-2
                              INTENTIONALLY DELETED

                                    EXHIBIT F
                            FORM OF LETTER OF CREDIT
                                [BANK LETTERHEAD]

The Meridian Group
11200 Rockville Pike, Suite 205
Rockville, Maryland 20852

      Re: Irrevocable Clean Letter of Credit

            By order of our client, Financial Insight Systems, Inc., we hereby open our clean irrevocable Letter of Credit No. __________ in your favor for an amount not to exceed in the aggregate $_____________ Dollars effective immediately.

            Funds under this credit are available to you against your sight draft on us mentioning thereon our Credit No. _____________.

            This Letter of Credit shall expire thirteen (13) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least thirty (30) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

            This Letter of Credit is transferable and assignable in its entirety or in one or more portions to any transferee or transferees who shall be identified in your written transfer request. Upon presentation of your written transfer request and this Letter of Credit, we shall forthwith issue our Irrevocable Letter of Credit to the designated transferee or transferees for the unused portion hereof. Each Letter of Credit issued upon such transfer and assignment may be successively transferred and assigned in the same manner.

            We hereby agree with you that all drafts drawn with the terms of this Letter of Credit will be duly honored upon presentment and delivery to our office at on or prior to the expiry date, or as the same may from time to time be extended.

            Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

                                         Very truly yours,

                                         [Name of Bank]
                                         By: __________________________

                                    EXHIBIT G
                                 expansion space

                              [FLOOR PLAN OMITTED]

                                    EXHIBIT H
                             CLEANING SPECIFICATIONS

1.    GENERAL

      a. Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories, elevators. Not included are: stores, garages and elevator shafts.

      b. Employees assigned to the building shall be carefully interviewed, screened, and bonded. They shall be neat and clean in appearance and properly identified.

      c.    Employees shall abide by all building regulations and safety rules.

      d. Employees shall not eat, drink, or smoke on duty. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions or radios.

      e. Competent supervisory personnel shall be employed, and they will, at a minimum, have completed a supervisory training course.

      f. The supervisor will report to the Customer or his agent any maintenance conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The supervisor will also report any unusual happenings in the building noticed or called to his/her attention by Contractor's employees.

      g. Necessary, appropriate, tested and approved machinery and cleaning materials for the satisfactory performance of services will be provided.

      h. Customer shall assign sufficient space in the premises for storage of cleaning materials and machinery. Utilities will be provided without charge.

      i. A log book will be maintained in the building in which a record shall be made of any events requiring the Customer's or Contractor's attention.

      j. All office cleaning, as possible, will be performed behind locked doors.

      k. Upon completion of work, the Contractor will leave all slop sinks and equipment storage areas in a neat and orderly condition, all unnecessary lights out, and all doors locked.

      m. Regular periodic inspection of the building shall be performed by a representative of contractor's management staff with the Customer's representative. This in addition to the regular nightly inspection to be performed by the supervisor.

2.    ENTRANCE LOBBY - DAILY

      Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted. Directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingerprints and smudges. Floor and entrances are to be dust mopped as needed, and buffed and refinished as necessary to maintain a clean and glossy appearance.

3.    ELEVATORS - DAILY

      a.    All elevators will be vacuumed.
      b.    All stainless steel and metal will be cleaned.
      c.    All elevator tracks will be vacuumed.
      d.    Elevator button panels, and elevator doors will be cleaned.
      e.    Carpets will be spotted periodically.

      f. Ceilings, overhead Plexiglass, and/or special light fixtures will be cleaned periodically.

4.    LAVATORIES-DAILY

      a.    Clean all mirrors.
      b.    Wash basins and bright work with a non-abrasive cleanser.
      c.    Clean urinals.
      d.    Wash toilet seats and bowls using disinfectant in water.
      e.    Mop floor using disinfectant in water
      f. Damp wipe and clean walls and partitions. They are to be free of hand prints and dust.
      g.    Refill hand soap, towels, tissues, and sanitary napkin dispensers.
      h.    Clean ventilating louvers.
      i.    Power scrub floors with germicidal solution monthly.

      Toilet bowl finish shall be used to clean flush holes under rim of bowls and traps. Bowl cleaner shall be used at least once each week and more often it necessary.

5.    OFFICES AND CORRIDORS - DAILY

      a. Dusting: All furniture, office equipment and appliances, window sills, etc.: will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephones will be damp wiped.

      b. Dust Mopping: After furniture dusting is completed, all non-carpeted floor areas will be dust mopped with a treated dust mop with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

      c. Vacuuming: All furniture and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs shall be vacuumed weekly.

      d. Waste cans - Ashtrays: Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste not in cans will not be removed unless clearly labeled "Trash".

      e. Spot Cleaning Carpets: All carpeted areas will be inspected for spots and stains will be removed as soon as possible. Where difficult spots are encountered, the Customer will be notified.

      f. Wet Mopping - As Needed. Extreme care shall be used in all mopping to avoid splashing walls or furniture. Moving water and other liquids over carpeted areas will be done in a manner to avoid spillage.

      g. Tile Floor: All tile floors will be buffed and kept in scuff/spot free condition at all times. Recoating and buffing will be done on an "as needed" basis. Care shall be taken in applying finish to keep it off of furniture, baseboards and walls. Floor machines will be used in a manner to avoid damage to the walls, baseboards and furniture.

      h. Water Coolers/Water Fountains: Water coolers will be cleaned and polished.

      i. Spot Cleaning Walls, Woodwork, etc.: All hand prints and spots will be removed from doors and light switches. Walls, woodwork, and interior glass cleaned as needed.

      j. Cigarette Urns: Cigarette urns and ash receivers shall be cleaned and sanitized.

6.    OFFICE AND CORRIDORS - PERIODIC

      a. High Dusting - Quarterly: Pipes, ledges, ceilings, moldings, picture frames, etc, will be cleaned quarterly or more frequently if necessary.

      b. Air Conditioning Grills - Monthly: All areas around air conditioning air return grills will be cleaned once each month or more frequently if necessary.

      c. Venetian Blinds: Venetian blinds will be dusted quarterly and damp wiped annually.

      d. Light Fixtures: The exterior of all light fixtures will be dusted as needed. Exterior of fixtures will be damp wiped annually.

7.    STAIRWAYS & LANDINGS

      All stairways and landings will be policed daily. They will be dust mopped with a treated yarn dust mop weekly. Spot cleaning of walls and doors will be done weekly. These areas will be damp mopped and scrubbed as necessary. Hand rails, fire points, and other miscellaneous hardware will be cleaned periodically.

8.    POLISHING

      All door Plates, kick plates, brass and metal fixtures within the building will be wiped weekly and polished periodically.

                                    EXHIBIT I
                             FORM OF SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made and entered into as of the day of __________ 199_ by and among 11200 RP ASSOCIATES L.P., a Maryland limited partnership having an office _______________________________________________________________ ("Owner"),
________________________________ ("Mortgagee"), and FINANCIAL INSIGHT SYSTEMS,
INC., a Maryland corporation having an office at 11200 Rockville Pike, Rockville, Maryland 20852 ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Owner owns the improved real property described in Schedule A annexed hereto (the "Premises");

      WHEREAS, Mortgagee is the owner and holder of the deed[s] of trust listed in Schedule B annexed hereto (which deed[s] of trust, together with all amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made, are hereinafter collectively referred to as the "Mortgage," and which Mortgage, together with the promissory note or notes and the loan agreement(s), and other documents executed in connection therewith and any amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, are hereinafter collectively referred to as the "Loan Documents");

      WHEREAS, pursuant to a lease dated __________, 19__ ("the "Lease"), Tenant has leased from Owner, as landlord, a portion of the Premises (the "Leased Premises") more particularly described therein; and

      WHEREAS, Mortgagee has agreed to recognize the status of Tenant in the event Mortgagee shall acquire the title to Premises by foreclosure, by the acceptance of a deed in lieu thereof, or by any other means and Tenant has agreed to attorn to Mortgagee in any such event.

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Mortgagee hereby consents to the Lease.

      2. Tenant hereby agrees that the Lease is and shall be under, subject and subordinate at all times to the lien, right, title and terms of the Loan Documents and all advances and/or payments made, or to be made, under any Loan Document. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Mortgagee may request to evidence such subordination.

      3. So long as Tenant (a) is not in default under the Lease beyond the expiration of any applicable grace or cure periods, (b) has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the Lease), nor surrendered or abandoned the Leased Premises, and
(c) except as specifically required pursuant to the terms of the Lease, has not made any advance payment of rent or additional rent, in the event that Mortgagee shall commence an action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Tenant shall not be joined as a party defendant in any such action or proceeding and Tenant shall not be disturbed in its possession of the Leased Premises nor shall the Lease be terminated unless, as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage [or any of them] or to otherwise acquire title to, and possession of, the Premises, Mortgagee is required by statute, judicial decision or the court in which such action or proceeding has been commenced or is pending so to name Tenant as a party defendant. For the purposes of this Agreement, any rent


                                    Page I-1
abatements or free rent periods expressly provided for in the Lease shall not be deemed to be an advance payment of rent or additional rent.

      4. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the Lease) not surrendered the Leased Premises at the time Mortgagee shall so acquire title to, and possession of, the Premises, then, in such event, Mortgagee shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Paragraphs 5, 6 and 7 hereof), (y) without limiting the generality of clause (x) above, Mortgagee shall, in no event, have any obligations or liabilities to Tenant under any such new lease beyond those of Owner (or its predecessors-in-interest) as were contained in the Lease (to the extent assumed by Mortgagee under this Agreement), and (z) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or its nominee, successors or assigns or any purchaser (as the case may be) as to establish direct privity between Mortgagee and Tenant.

      5. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Tenant has not been named as a party defendant, or by deed in lieu of foreclosure, or by any other means and
(b) Tenant is not in default under the Lease beyond any applicable cure or grace periods and Tenant has not surrendered or abandoned the Leased Premises at the time Mortgagee shall so acquire title to and possession of the Premises:

            (i) Tenant shall be deemed to have made a full and complete attornment to Mortgagee so as to establish direct privity between Mortgagee and Tenant;

            (ii) all obligations of Tenant under the Lease shall continue in full force and effect and be enforceable against Tenant by Mortgagee, with the same force and effect as if the Lease had originally been made and entered into directly by and between Mortgagee, as landlord thereunder, and Tenant; and

            (iii) Mortgagee shall recognize and accept the rights of Tenant under the Lease and, subject to the provisions of Paragraphs 6 and 7 hereof, shall thereafter assume the obligations of Owner under the Lease in respect of Owner's obligations under the Lease thereafter falling due subject, in all events, to (A) the provisions of Paragraph 6 and 7 below and (B) Tenant's waiver, as against Mortgagee, of any defaults of Owner (whether or not curable) which occurred prior to Mortgagee acquiring title to, and possession of, the Premises.

      6. (a) Nothing herein contained shall impose any obligation upon Mortgagee to perform any of the obligations of Owner under the Lease, unless and until Mortgagee shall take possession of the Premises, and, in any event, Mortgagee shall have no liability with respect to any acts or omissions of Owner occurring prior to the date on which Mortgagee shall take possession of the Premises.

            (b) Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of Mortgagee shall have no personal liability to Tenant and the liability of Mortgagee, in any event, shall not exceed and shall be limited to Mortgagee's interest in the Premises.

      7. Tenant hereby agrees that notwithstanding anything to the contrary in this Agreement or the Lease:

            (a) no amendment, modification, termination, assignment or sublease of the Lease shall be effective against Mortgagee, unless consented to in writing by Mortgagee;


                                    Page I-2

            (b) Mortgagee shall not be bound by any advance payment of rent or additional rent to Owner (or its predecessors-in-interest) in excess of one month's prepayment thereof, in the case of rent, or in excess of one periodic payment in advance, in the case of additional rent, except as specifically provided in the Lease or expressly approved in writing by Mortgagee;

            (c) Mortgagee shall not be liable for any act or omission of Owner (or, its predecessor-in-interest);

            (d) Mortgagee shall not be subject to any offsets or defenses which Tenant might have against Owner;

            (e) Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises or any portion thereof;

            (f) Mortgagee shall not be bound by any obligation of Owner to make any payment to Tenant, except that (i) Mortgagee shall be liable for the timely return of any security or other deposit actually received by Mortgagee and (ii) Mortgagee shall be liable on account of any prepayments of rent or other charges owing to Tenant if the funds are actually received by Mortgagee;

            (g) Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Mortgagee, and

            (h) Mortgagee shall not be required to remove any person occupying the Leased Premises or any part thereof.

      8. Tenant hereby agrees to provide Mortgagee with prompt notice of any asserted default by Owner of its obligations under the Lease. In the event any such asserted default constitutes a legal basis for the cancellation of the Lease by Tenant, Tenant hereby agrees that the Lease shall not be canceled or terminated until Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default.

      9. Tenant and Owner hereby agree that, in the event that Mortgagee delivers to Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage [or any of them] has occurred under the Mortgage [or any of them] or any other Loan Document and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to Mortgagee, Tenant shall pay, and is hereby authorized and directed by Owner to pay, such rent and additional rent directly to Mortgagee. Delivery to Tenant of the aforedescribed notice from Mortgagee shall be conclusive evidence of the right of Mortgagee to receive such rents and payment of the rents by Tenant to Mortgagee pursuant to such notice shall constitute performance in full of Tenant's obligation under the Lease to pay such rents to Owner. If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute such notice to Tenant of the existence of the Motgages. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the Loan Documents.

      10. Each of Owner and Tenant represents and warrants to Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Owner and Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to Tenant's occupancy of the Leased Premises.

      11. Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.


                                    Page I-3

      12. This Agreement (i) shall be governed by and construed in accordance with the laws of the state in which the Premises are located, (ii) contains the entire agreement among the parties with respect to the subject matter hereof and
(iii) may not be modified, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

      13. All notices to be given hereunder shall be in writing and shall be deemed sufficiently given if (a) hand delivered, (b) delivered by reputable overnight courier or (c) mailed by certified mail, return receipt requested, in each case to the address of each party as set forth above. Each such notice shall be deemed to be effective, in the case of mail deliveries, on the second business day after mailing, and otherwise, upon receipted delivery. Any party may change its address for notice by notifying the other parties hereunder in accordance with the provisions of this Paragraph 13.

      14. All rights of Mortgagee hereunder shall accrue to, and all obligations of Mortgagee shall be binding upon, Mortgagee, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, Mortgagee, any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or Lender any such new lease. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of Owner and Tenant hereto.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above set forth.

                                      Owner:    11200 RP ASSOCIATES L.P.
                                         By:    __________________, its General
                                                Partner

                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________

                                      Mortgagee: ____________________________

                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________

                                        Tenant: FINANCIAL INSIGHT SYSTEMS, INC.

                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________


                                    Page I-4

State of ____________________)
                             ) ss.;
County of____________________)

      On this ____ day of _____________ 199__, before me personally came to me known, who, being duly sworn, did depose and say that he resides at _______________ that he is a _______________ of _____________________ a general partner of 112000 RP ASSOCIATES L.P., a limited partnership, and that he has authority to sign the same, and acknowledged that he executed the same as the act and deed of said partnership.

      IN WITNESS WHEREOF, I have hereunto set my hand this __ day of __________, 199_.

                                  __________________________________
                                  Notary Public

                                  My Commission Expires: ___________

State of ____________________)
                             ) ss.;
County of____________________)

      On this ____ day of ______________ 199__, before me personally came to me known, who being duly sworn, did depose and say that he resides at _______________ that he is a _____________ of _____________,a _____________, the
corporation described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 199_.

                                  __________________________________
                                  Notary Public

                                  My Commission Expires: ___________

State of ____________________)
                             ) ss.;
County of____________________)

      On this day of ______________ 199__, before me personally came to me known, who being duly sworn, did depose and say that he resides at ______________ that he is a _________________ of FINANCIAL INSIGHT SYSTEMS, INC., a Maryland corporation, the corporation described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 199_.

                                  __________________________________
                                  Notary Public

                                  My Commission Expires: ___________


                                    Page I-5

                                   SCHEDULE A

All of that certain lot or parcel of land, lying and being in 4TH ELECTION DISTRICT, MONTGOMERY County, Maryland, and being more particularly described as follows:

LOT NUMBERED NINETEEN (19) IN THE SUBDIVISION KNOWN AS "HIGGINS ESTATE" AS PER PLAT THEREOF RECORDED IN PLAT BOOK 130, PLAT 15176, ONE OF THE LAND RECORDS OF MONTGOMERY COUNTY, MARYLAND, CONTAINING 4.38087 ACRES, MORE OR LESS.

PARCEL I.D. NO.: 2479378


                                    Page I-6

                                   SCHEDULE B

MODIFICATION AND RESTATEMENT OF DEEDS OF TRUST FROM NEW EDSON LIMITED PARTNERSHIP, A MARYLAND LIMITED PARTNERSHIP TO JOSEPH F. BENKOWSKI AND JENNIFER
C. HOWELL, TRUSTEES, DATED NOVEMBER 16, 1988 AND RECORDED NOVEMBER 16, 1988 IN LIBER 8566 FOLIO 758, AMONG THE LAND RECORDS OF MONTGOMERY COUNTY, MARYLAND FOR THE BENEFIT OF CITICORP REAL ESTATE, INC. AS SUPPLEMENTED BY SECOND MODIFICATION OF DEEDS OF TRUST DATED JUNE 15, 1989 AND RECORDED JUNE 19, 1989 IN LIBER 8869 FOLIO 161, AMONG THE LAND RECORDS OF MONTGOMERY COUNTY, MARYLAND. SAID MODIFICATION AND RESTATEMENT OF DEEDS OF TRUST IS SUPPLEMENTAL TO (i) THAT CERTAIN DEED OF TRUST AND SECURITY AGREEMENT RECORDED ON MARCH 20, 1984 IN THE LAND RECORDS OF MONTGOMERY COUNTY, MARYLAND IN LIBER 6347 FOLIO 546, AND (ii) THAT CERTAIN DEED OF TRUST AND SECURITY AGREEMENT RECORDED MARCH 6,1985 IN THE LAND RECORDS OF MONTGOMERY COUNTY, MARYLAND IN LIBER 6667 FOLIO 153, (iii) EACH AS MODIFIED AND CONSOLIDATED BY THAT CERTAIN CONSOLIDATION AND MODIFICATION OF DEEDS OF TRUST RECORDED ON MARCH 6, 1985 IN THE AFORESAID LAND RECORDS IN LIBER 6667 FOLIO 192, AND THAT CERTAIN DEED OF TRUST AND SECURITY AGREEMENT RECORDED IN THE AFORESAID LAND RECORDS IN LIBER 6667 FOLIO 198.


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